EXECUTION VERSION

Title of Document

LIMITED LIABILITY COMPANY AGREEMENT

Name of Company

PLYMOUTH INDUSTRIAL 20 LLC

Property

Commercial Properties located in Georgia, Illinois, Kentucky,

Maine, New Jersey, Ohio and Tennessee

Members

DOF IV PLYMOUTH PM, LLC

PLYMOUTH INDUSTRIAL 20 FINANCIAL LLC

Independent Managers

JENNIFER SCHWARTZ

RICARDO BEAUSOLEIL

Date

As of October 17, 2016

i

ii

Schedules and Exhibits

Schedule 1	Fee Subsidiaries and Properties
Schedule 3.1(a)	Senior Loan Documents
Schedule 3.1(b)	Mezzanine Loan Documents
Schedule 6.1	Exceptions to Representations by Sponsor Member and Sponsor Principals
Schedule 6.1(a)(2)	Detailed Description or Chart Showing Ownership of Sponsor Member
Schedule 6.8	Exceptions to Noncompetition Provision
Exhibit A	Definitions
Exhibit B	Description of Major Decisions
Exhibit C	List of Major Decisions Already Approved
Exhibit D	Approved Business Plan
Exhibit E	Approved Budget
Exhibit F	Intentionally Omitted
Exhibit G	Intentionally Omitted
Exhibit H	Form of Assignment and Assumption Agreement
Exhibit I	Capital Accounts; Tax Allocations
Exhibit J	List of Qualified Organizations
Exhibit K	Form of Sponsor Principal Indemnity Agreement
Exhibit L	Redemption and Withdrawal Agreement
Exhibit M	TCG 5400 FIB Assignment
Exhibit N	TL Distribution Agreement
Exhibit O	Plymouth Distribution Agreement

iii

LIMITED LIABILITY COMPANY AGREEMENT

of

PLYMOUTH INDUSTRIAL 20 LLC

Introduction

This LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) is dated as of October 17th, 2016 (“Effective Date”) and is made between PLYMOUTH INDUSTRIAL 20 FINANCIAL LLC, a Delaware limited liability company (“Sponsor Member”) and DOF IV PLYMOUTH PM, LLC, a Delaware limited liability company (“Preferred Member”) and JENNIFER SCHWARTZ, an individual, and RICARDO BEAUSOLEIL, an individual, each as an Independent Manager (as hereinafter defined). The address and principal place of business and telephone and email addresses of each Member are set forth in Section 14.2. Exhibit A to this Agreement sets forth the definitions of capitalized words and phrases used in this Agreement as well as rules for interpreting other words and phrases. For good and valuable consideration, the receipt and adequacy of which are acknowledged, the Members agree to the following terms and conditions.

Recitals

WHEREAS, the purpose and business of the Company is (i) to own 100% of the membership interest in each of the entities listed on attached Schedule 1 (“Fee Subsidiaries” or “Subsidiaries”) and (ii) to obtain a mezzanine loan in the maximum principal amount of $30,000,000 from DOF IV REIT Holdings, LLC dated as of even date herewith;

WHEREAS, the purpose and business of each Fee Subsidiary is (i) to own a fee interest in the applicable Properties described on attached Schedule 1 and (ii) to obtain a mortgage loan from the Senior Lender dated as of even date herewith;

WHEREAS, as a condition precedent to the funding of the Capital Contribution pursuant to Section 2.1(a)(1), the Sponsor Member or its Affiliate shall execute and deliver to the Preferred Member (i) the Redemption and Withdrawal Agreement in the form attached hereto as Exhibit L (“Redemption and Withdrawal Agreement”), (ii) the Assignment of Limited Partner Interest relating to the equity interest of Plymouth Industrial OP, LP (f/k/a Plymouth Opportunity OP LP) in TCG 5400 FIB LP (the “Transferred TCG Interest”) in the form annexed hereto as Exhibit M (the “TCG Assignment”), (iii) the Distribution Agreement relating to the distribution of the limited liability company membership interest of Plymouth Industrial 20 LLC in Plymouth Mosteller LLC (the “Mosteller Membership Interest”) to DOF IV PLYMOUTH PM, LLC in the form annexed hereto as Exhibit N (the “TL Distribution Agreement”), and (iv) the Distribution Agreement relating to the distribution of the Mosteller Membership Interest from Plymouth Industrial 20 LLC to Plymouth Industrial OP, LP in the form annexed hereto as Exhibit O (the “Plymouth Distribution Agreement”), each concurrently with the delivery of a signed counterpart of this Agreement to the Preferred Member; and

WHEREAS, DOF IV REIT, LLC, a Delaware limited liability company (“DOF IV REIT”), funded the Capital Contribution pursuant to Section 2.1(a)(1) through a contribution to the Company of a portion of (i) that certain Promissory Note (Tranche A), dated as of October 28, 2104, by Plymouth Industrial OP, LP and payable to the order of DOF IV REIT (as assignee), (ii) that certain Promissory Note (Tranche B), dated as of October 28, 2104, by Plymouth Industrial OP, LP and payable to the order of DOF IV REIT (as assignee) and (iii) that certain Promissory Note (Tranche C), dated as of October 28, 2104, by Plymouth Industrial OP, LP and payable to the order of DOF IV REIT (as assignee), in exchange for the interest of the Preferred Member described herein, which interest DOF IV has directed be titled directly to Preferred Member as a contribution by DOF IV REIT of such interest to the Preferred Member immediately after its issuance;

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Members hereby agree to the following:

Terms and Conditions

Article 1
FORMATION AND ORGANIZATION

Section 1.1. Formation. The Company was formed as a limited liability company on September 9, 2016 by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Delaware Act.

Section 1.2. Basic Rights of Members. The Members hereby enter into this Agreement to set forth certain rights and obligations of the Members, the procedures for managing and operating the Company and related matters. The Members intend and agree that this Agreement is for all purposes the “limited liability company agreement” of the Company as defined in the Delaware Act. Except to the extent stated in this Agreement, (a) the rights and obligations (i) of the Company and its Members and (ii) among the Members and (b) the management, operation, termination and dissolution of the Company shall be governed by the provisions of the Delaware Act.

Section 1.3. Name. The business of the Company shall be conducted under the name “PLYMOUTH INDUSTRIAL 20 LLC” or such other name as the Members may hereafter Approve as a Major Decision.

Section 1.4. Term. The existence of the Company commenced on the date of filing its Certificate of Formation and shall terminate on the twenty-fifth (25th) anniversary of the Effective Date (“Term”), unless terminated or dissolved earlier pursuant to the terms of this Agreement.

Section 1.5. Business. The business of the Company is solely to (a) acquire, own, hold, manage, maintain, sell, exchange and otherwise use the limited liability company interests in the Subsidiaries, (b) acquire, own, hold, manage, maintain, operate, improve, develop, construct, sell, exchange, lease and otherwise use the Properties for profit, directly or indirectly through the Subsidiaries, (c) borrow money and issue evidence of indebtedness to finance the activities set forth in clauses (a) and (b) above, either directly or indirectly through the Subsidiaries and (d) do any and all other acts or things that may be incidental or necessary to carry on the business of the Company as described in clauses (a), (b) and (c) above. The Company is not authorized to and shall not engage in any business other than as described in this Section.

Section 1.6. Principal Place of Business; Registered Office and Agent. The principal place of business of the Company shall be located at c/o Plymouth Industrial OP, LP, 260 Franklin Street, 19th Floor, Boston, Massachusetts 02110 or at such other location as shall be Approved by the Members. The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent for service of process on the Company at its registered office shall be c/o The Corporation Trust Company.

Article 2
CAPITAL CONTRIBUTIONS

Section 2.1. Capital Contributions.

(a)       The Members have contributed (or deemed contributed) the following amounts to the capital of the Company as of the Effective Date:

(1)       Sponsor Member: $1.00 (representing a 0.5% Membership Interest); and

(2)       Preferred Member: $38,677,256.56 (representing a 99.5% Membership Interest).

(b)       The Preferred Member is contributing to the Company $38,677,256.56 of the Preferred Member’s contribution set forth in Section 2.1(a) as of the Effective Date. Amounts previously expended on Acquisition Costs shall be deemed for all purposes to have been contributed to the Company on the Effective Date.

Section 2.2. Additional Capital Contributions. Either Member may request in writing that the Sponsor Member contribute additional capital to the Company to pay Necessary Expenses. The Sponsor Member shall make its additional Capital Contributions within ten (10) Business Days (or such shorter time period as may be appropriate under the circumstances, but in no event less than five (5) Business Days) after the date of receipt of Notice of the request for such additional Capital Contribution, which Notice shall include a detailed written description of the Necessary Expenses required to be paid, together with supporting information and data which are reasonably available at such time. If Sponsor Member fails to fund its required portion of the requested additional Capital Contribution, the Preferred Member shall be entitled to proceed as described in Section 2.3. Any additional capital contributed by the Sponsor Member pursuant to this Section 2.2 shall be treated for all purposes (including with respect to distributions to be made under Article 4) the same as the initial Capital Contributions made by the Sponsor Member in accordance with Section 2.1, as of the date of such contribution.

Section 2.3. Failure to Make Additional Capital Contributions. If the Sponsor Member does not fund the requested additional Capital Contribution in accordance with Section 2.2 within the time specified, then the Preferred Member may elect to make the additional Capital Contribution (“Priority Additional Capital Contribution”) to the Company on behalf of the Sponsor Member for all amounts requested pursuant to Section 2.2. If the Preferred Member makes a Priority Additional Capital Contribution pursuant to this Section 2.3, then the Preferred Member shall receive distributions with respect to the Priority Additional Capital Contribution as described in Section 4.1(c) before any distributions are made with respect to Capital Contributions made by the Sponsor Member pursuant to Sections 2.1 and 2.2 or any returns thereon.

Section 2.4. Deposit in Working Capital Account; Credit to Capital Account. Each Capital Contribution by a Member to the Company pursuant to Section 2.1, 2.2 or 2.3 shall be (a) wired to or deposited in the Working Capital Account of the Company by the Member and (b) credited to the Capital Account of that Member as of the date such Capital Contribution is received by the Company from the Member.

Section 2.5. Return of or on Capital Contributions. Except as expressly provided in this Agreement, (a) no Member shall receive any return or distribution of its Capital Contributions, (b) no Member shall receive any interest or other return on or with respect to its Capital Contributions and (c) no Member shall be entitled to withdraw any part of its Capital Contributions.

Section 2.6. No Deficit Restoration. No Member shall have any Obligation to restore any deficit in its Capital Account. No allocation to any Member of any loss or deduction, whether attributable to depreciation or otherwise, shall create any Obligation of that Member to the Company or any other Member, even if the allocation reduces such Member’s Capital Account or creates or increases a deficit in its Capital Account. The Members intend and agree that no Member shall be obligated to pay any deficit in its Capital Account to or for the account of the Company or any creditor of the Company.

Section 2.7. No Further Capital Contribution Requirements. Except as stated in this Agreement or as otherwise agreed by all of the Members, no Member shall be required to make any additional Capital Contribution to the Company.

Section 2.8. Guarantee and Indemnity Payments. Any payment made by a Member pursuant to or in lieu of any guarantee or environmental indemnity entered into pursuant to or in connection with the requirements of the Loan Documents or any other Obligation of the Company or the Subsidiaries shall be treated as a Capital Contribution or additional Capital Contribution by such Member. However, no such Member or any Affiliate or any Sponsor Principal shall be entitled to return, reimbursement or indemnification of such payment by the Company, the Subsidiaries or any other Member or its Affiliates in any manner or form until all amounts due to the Preferred Member under this Agreement have been paid to the Preferred Member.

Article 3
FINANCING AND OTHER CAPITAL TRANSACTIONS

Section 3.1. Approved Financing.

(a)       Senior Loan. The Members hereby approve (i) the borrowing by the Fee Owners in the aggregate amount of up to $120,000,000 (individually or collectively as the context requires, “Senior Loan”) from Senior Lender pursuant to the Senior Loan Documents and (ii) the Senior Loan Documents.

(b)       Mezzanine Loan. The Members hereby approve (i) the borrowing by the Company of up to $30,000,000 (“Mezzanine Loan”) from DOF IV REIT Holdings, LLC (“Mezzanine Lender”) pursuant to the Mezzanine Loan Documents and (ii) the Mezzanine Loan Documents.

Section 3.2. Execution of and Compliance with Loan Documents.

(a)       Execution. The Existing Financing has been Approved by the Members as a Major Decision; and the Managing Member is hereby authorized to execute and deliver all Loan Documents evidencing or securing such Existing Financing.

(b)       Compliance. The Managing Member shall use its good faith efforts to cause the Company and the Subsidiaries to comply with all covenants, terms and conditions of all Loan Documents to the extent that the Company and the Subsidiaries have the financial and other resources available to do so.

(c)       Limitations on Debt. Except as Approved by the Members as a Major Decision and except for trade debt incurred in the ordinary course of business that is otherwise consistent with the Approved Budget and the Loan Documents, neither the Company nor any Subsidiary shall incur any debt, secured or unsecured, direct or contingent (including guaranteeing an Obligation of any Person) other than the Existing Financing.

(d)       Closing Documents. The Managing Member agrees to deliver to the Preferred Member and the Preferred Asset Manager, upon request by the Preferred Member, promptly after the closing of each Existing Financing a complete set of all applicable Loan Documents.

(e) Guarantees. Sponsor Principals shall provide all guarantees and other credit enhancements that are required by the Senior Lender under the Senior Loan Documents, and the Mezzanine Lender under the Mezzanine Loan Documents. The Preferred Member shall provide a non-recourse carve out guaranty and environmental indemnity to Senior Lender in such form as shall be approved by the Preferred Member as additional security for the Senior Loan.

Section 3.3. Additional Financing and Refinancing of Existing Financing. Subject to Section 3.4, whenever Approved by the Members as a Major Decision, the Managing Member shall use its best efforts to cause the Company or a Subsidiary to obtain new financing from, or to refinance all or part of the Existing Financing with, an institutional or other lender and in an amount and on such other terms and conditions as are Approved by the Members as a Major Decision; provided, however, the funding of the Future Advance Funds by Senior Lender pursuant to the Future Funding Agreement is hereby approved by Sponsor Member but shall be subject to the Approval of the Preferred Member pursuant to Section 4.2(a)(3).

Section 3.4. Limitations on Responsibilities of Preferred Member and its Affiliates. The Sponsor Member and the Sponsor Principals each expressly (a) acknowledge that a Preferred Member Affiliate is providing the Mezzanine Loan and may, in the future, provide a Capital Funding to the Company or a Subsidiary and (b) agree that, notwithstanding any other provision of this Agreement, any other agreement or applicable law: (1) the Preferred Member and any Preferred Member Affiliate who provides the Mezzanine Loan or the Capital Funding to the Company or a Subsidiary are separate and distinct legal entities with different investment goals and objectives, (2) the documents describing or evidencing the Mezzanine Loan or any such Capital Funding provided by a Preferred Member Affiliate are legal, valid and binding obligations of the Company and/or a Subsidiary and, where applicable, the Sponsor Member and the Sponsor Principals enforceable against each of them in accordance with their respective terms, (3) the Preferred Member Affiliate who provides the Mezzanine Loan or the Capital Funding to the Company or a Subsidiary may exercise all its rights, privileges and benefits and enforce all remedies and other provisions under the applicable documents evidencing or describing the Mezzanine Loan or such Capital Funding without regard to the fact that the Preferred Member is a Member of the Company or that the Sponsor Member or Sponsor

Principals is a Member or Affiliates of the Company, (4) no act or failure to act by the Preferred Member Affiliate who provides the Mezzanine Loan or the Capital Funding to the Company or a Subsidiary shall be attributed to the Preferred Member or considered or deemed to be the act or failure to act of the Preferred Member or a breach or failure by the Preferred Member of any provision of this Agreement or of any fiduciary, contractual, good faith, fair dealing or other express or implied covenant or other Obligation of the Preferred Member to the Company, a Subsidiary, any Member, any Affiliate of a Member or Third Party, (5) no act or failure to act by the Preferred Member shall be attributed to the Preferred Member Affiliate who provides the Mezzanine Loan or the Capital Funding to the Company or a Subsidiary or considered or deemed to be the act or failure to act of that Affiliate, (6) the Preferred Member shall have no duty or other Obligation to cause or permit the Company and/or a Subsidiary to default or fail to comply with any provision of the documents evidencing or describing the Mezzanine Loan or such Capital Funding and (7) neither the Company nor any Subsidiary, any Member, Sponsor Principals or Affiliate of any of them shall assert any claim, counterclaim, defense allegation, offset, action or liability against the Preferred Member, the Preferred Member Affiliate who provides the Mezzanine Loan or the Capital Funding to the Company or a Subsidiary or any of their Affiliates based on or involving the relationship of the Preferred Member and the Preferred Member Affiliate who provides the Mezzanine Loan or the Capital Funding to the Company or a Subsidiary or arising or based upon any other matter whatsoever relating to the matters set forth in this Section 3.4.

Section 3.5. Indemnity Agreement. The Sponsor Principals shall execute and deliver to the Preferred Member an indemnity agreement with respect to certain “bad boy” acts and environmental liabilities in the form of Exhibit K hereto.

Article 4
DISTRIBUTIONS

Section 4.1. Distributions of Available Cash from Operations and Net Capital Transaction Proceeds.

(a)       Timing. Distributions shall be made to Members only after the Company and each Subsidiary have paid all Company Costs then due and made all required Reserve Additions and shall be subject to the provisions of the Loan Documents. Distributions of Available Cash from Operations shall be made on a monthly basis on each Distribution Date and at such other times as the Members shall determine as a Major Decision. Distributions of Net Capital Transaction Proceeds shall be made promptly after the Company receives such Net Capital Transaction Proceeds.

(b)       General Priority Rules. All distributions of Available Cash from Operations and Net Capital Transaction Proceeds shall be made in the order of priority shown in subsection (c). The Members identified at each level of priority shall (1) receive distributions at the same time without preference or priority of one Member over another until all Members at that level have received the full amount to which they are entitled and before any distributions are made or paid to any Members for amounts in a lower level of priority and (2) if distributions at a priority level described in subsection (c) are not sufficient to pay each Member the full amount to which it is entitled, distributions shall be made to each Member on a pro rata basis in the same ratio that its Capital Contributions to the Company bears to all Capital Contributions made by all Members referred to in that priority level.

(c)       Specific Payment Priorities for Available Cash From Operations and Net Capital Transaction Proceeds. Prior to the Redemption Date, Available Cash from Operations and Net Capital Transaction Proceeds shall be distributed to the Members in the following order of priority:

(i)        First, to the Preferred Member until the Preferred Member has been distributed in full an amount equal to the Priority Preferred Return on the amount of any Priority Additional Capital Contributions it made pursuant to Section 2.3;

(ii)       Second, to the Preferred Member until the Preferred Member has been distributed in full an amount equal to all of the Priority Additional Capital Contributions it made pursuant to Section 2.3; and

(iii)       Third, $1.00 to the Sponsor Member and the balance to the Preferred Member.

Section 4.2. Mandatory Redemption of Preferred Member Equity.

(a)       Redemption of Preferred Member Equity.

(1)       Notwithstanding anything to the contrary contained herein, on or before the Redemption Date, the Company shall redeem all of the Preferred Member’s Membership Interest in the Company for the Redemption Price. As used herein, the “Redemption Price” shall mean the sum of the following: (i) the amount of the Preferred Member’s unreturned Capital Contributions made pursuant to Section 2.1, (ii) an amount, which together with all amounts distributed to the Preferred Member pursuant to Section 4.1(c)(iii) above equal not less than the Preferred Returns on the Preferred Member’s Capital Contributions made pursuant to Section 2.1, (it being acknowledged that any amounts distributed to the Preferred Member pursuant to such Section 4.1(c)(iii) in excess of the Preferred Return shall be deemed additional Preferred Return (“Additional Preferred Return”) which shall be retained by the Preferred Member as additional Redemption Price and shall not reduce any amounts otherwise comprising the Redemption Price), (iii) the amount of the Preferred Member’s unreturned Priority Additional Capital Contributions, (iv) all accrued but unpaid Priority Preferred Returns on the Preferred Member’s Priority Additional Capital Contributions, (v) all other amounts required to be paid by the Company, the Sponsor Member or the Sponsor Principals to the Preferred Member under this Agreement, (vi) all other sums advanced and costs and expenses (including legal fees) incurred by the Preferred Member in connection with such redemption and (vii) to the extent the Senior Lender funds the Future Advance Funds (as defined in the Future Funding Agreement) pursuant to the terms of the Future Funding Agreement and the proceeds thereof are disbursed to the Borrower and distributed to the Preferred Member, then the amount described in (i) above shall be reduced by the amount of such disbursement of $8,500,000. Any transfer taxes and other closing costs, if any, due as a result of the redemption of the Preferred Member’s Membership Interest shall be deemed to be an expense of the Sponsor Member and shall not be deducted from the Redemption Price.

(2)       Concurrently with the redemption of the Preferred Member’s Membership Interest in the Company, the Sponsor Member shall deliver such documents as may be necessary in order to acknowledge and/or create a perfected security interest in all of the Membership Interests of the Sponsor Member in the Company, including, without limitation, a pledge and security agreement, acknowledgement and consent of the pledge, updated certificated membership interest, updated membership transfer documentation, control letter and such other documentation as Mezzanine Lender may reasonably request.

(3)       To the extent either (y) Senior Lender has elected not to fund the Future Advance Funds or (z) subject to the provisions of Section 10 of the Future Funding Agreement, the Preferred Member has elected in its sole and absolute discretion to cause the Company not to accept the Future Advance Funds notwithstanding that such funds are being made available by the Senior Lender, then the following shall be applicable:

(i)       Subject to the payment of the Redemption Price in accordance with Section 4.2(a)(1) and the delivery of all documents and the taking of all actions described in this Section 4.2(a), the Company shall cause, directly and/or indirectly, all of the Mosteller Membership Interest to be distributed to Plymouth Industrial OP, LP or a designee approved by the Preferred Member (“Mosteller Plymouth Distributee”) in accordance with the Plymouth Distribution Agreement and the Mosteller Plymouth Distributee shall thereafter own the Mosteller Membership Interest;

(ii)       concurrently with the distribution of the Mosteller Membership Interests to the Mosteller Plymouth Distributee, an Affiliate of the Preferred Member (“Mosteller Lender”) shall make a loan to the Mosteller Plymouth Distributee in the original principal amount of $8,500,000 (“Mosteller Loan”), all of the proceeds of which shall be used to satisfy a portion of the Redemption Price. The Mosteller Loan will be secured by a first lien mortgage on the Mosteller Property. In addition, (1) in the case of Section 4.2(a)(3)(y) above, the Mosteller Loan shall contain the following terms: (a) a maturity date of ninety (90) days from the Redemption Date, (b) Mosteller Plymouth Distributee shall have the right to extend the term of the Mosteller Loan for a period of sixty (60) days; provided that a remediation plan has been approved by the Mosteller Lender and additional time is necessary to complete the remediation of hazardous substances located on the Mosteller Property to the reasonable satisfaction of the Mosteller Lender; and (c) interest shall accrue at a fixed rate of 8% per annum, compounded monthly; and (2) in the case of Section 4.2(a)(3)(z) above, the Mosteller Loan shall be on such terms and conditions not less favorable to the Company than those offered by the Senior Lender. The Mosteller Plymouth Distributee shall execute and deliver in escrow within fifteen (15) Business Days of the Effective Date any documentation as Mosteller Lender may require in order to evidence the Mosteller Loan, including, without limitation, a loan agreement, mortgage, note and customary guarantees (collectively, “Mosteller Loan Documents”); and

(iii)       concurrently with the distribution of the Mosteller Membership Interests to the Mosteller Plymouth Distributee, the Mosteller Plymouth Distributee shall be required to deliver to the Mezzanine Lender such documents as may be necessary in order to acknowledge and/or create a perfected security interest in all of the Mosteller Membership Interests held by Mosteller Plymouth Distributee, including, without limitation, a pledge and security agreement, acknowledgement and consent of the pledge, updated certificated membership interest, updated membership transfer documentation, control letter and such other documentation as Mezzanine Lender may reasonably request. The Preferred Member and the Sponsor Member agree to use good faith efforts to document the Mezzanine Lender’s participation interest pursuant to the Participation Agreement being applicable to the Mosteller Property. As used herein, the term “Supplemental Mezzanine Loan Documents” means, collectively, the documents referred to in Section 4.2(a)(2) and (3); and

(4)       Upon receipt by the Preferred Member of distributions equal to the Redemption Price in accordance with Section 4.2(a)(1) and the delivery of all documents and the taking of all actions described in this Section 4.2(a), including, to the extent the Senior Lender has elected not to fund the Future Advance Funds, those described in Section 4.2(a)(3), the Preferred Member shall cease to be a Member in the Company and shall return each of the Redemption and Withdrawal Agreement, the TCG Assignment, the TL Distribution Agreement and (to the extent the Senior Lender has funded the Future Advance Fund) the Plymouth Distribution Agreement to the Sponsor Member, each of which shall be of no further force or effect.

(b)       Failure to Redeem Preferred Member’s Equity. Subject to the provisions of the Senior Loan Documents if the Company fails to redeem the Preferred Member’s Membership Interests in the Company for the Redemption Price on or before the Redemption Date for any reason other than solely due to the failure of the Preferred Member to provide any consent or take any action specifically required of it pursuant to this Agreement in order to affect such redemption, then (1) the Sponsor Member’s Membership Interest in the Company shall be redeemed for $1.00 and the Redemption and Withdrawal Agreement shall automatically become effective, binding and enforceable against the Sponsor Member without the necessity of any further action by any person, (2) the Sponsor Member shall immediately be both removed as the Managing Member of the Company and withdrawn as a Member of the Company, (3) the TCG Assignment shall automatically become effective, binding and enforceable against the parties thereto without the necessity of any further action by any person, (4) the Preferred Member shall own the Transferred TCG Interest free and clear of any liens or encumbrance and of any continuing interest of Sponsor Member or any other party, (5) to the extent (a) the Senior Lender has elected not to fund the Future Advance Funds or (b) the Preferred Member has elected in its sole and absolute discretion to cause the Company not to accept the Future Advance Funds then, in either case of clause (a) or (b), the Company shall cause, directly and/or indirectly, all of the Mosteller Membership Interest to be distributed to DOF IV PLYMOUTH PM, LLC or its Affiliate; and the TL Distribution Agreement shall automatically become effective, binding and enforceable against the parties thereto without the necessity of any further action by any person, (6) DOF IV PLYMOUTH PM, LLC or its designated Affiliate shall thereafter own the Mosteller Membership Interest free and clear of any liens or encumbrance and of any continuing interest of any other party, (7) the Plymouth

Distribution Agreement shall be null, void and of no force or effect, (8) the Sponsor Member shall no longer be authorized to access any of the Accounts of the Company, (9) the address and principal place of business of the Company shall be immediately changed to c/o Torchlight Investors, 475 Fifth Avenue, 10th Floor, New York, New York 10017 and (10) the Sponsor Member shall no longer be entitled to receive any distributions from the Company, including, but not limited to, Available Cash from Operations and Net Capital Transaction Proceeds, or receive any fees from the Company or any Subsidiary. To the extent not already dated, Sponsor Member hereby authorizes the Preferred Member to date each of the Redemption and Withdrawal Agreement, the TCG Assignment, the Plymouth Distribution Agreement and the TL Distribution Agreement as of the Redemption Date if the Redemption Price is not paid in full on or prior to the Redemption date in accordance with this Agreement.

(c)       Atlanta Property.

(1)       The Sponsor Member represents and warrants that as of the Effective Date, Plymouth Industrial OP, LP (“Plymouth OP”), an Affiliate of the Sponsor Member, is the record and beneficial owner of a 50.3% limited partner interest (“Atlanta LP Interest”), free and clear of any liens, in TCG 5400 FIB LP (“Atlanta Property Owner”), as the fee owner of the real property known as 5400 Fulton Industrial Boulevard, Atlanta, Georgia (“Atlanta Property”), pursuant to the Amended and Restated Limited Partnership Agreement of the Atlanta Property Owner dated as of September 10, 2013 (“Atlanta LP Agreement”). The Sponsor Member hereby agrees to cause Plymouth OP to deposit into the Working Capital Account or in such other Account designated by the Preferred Member (“Atlanta Account”), immediately upon receipt, all Distributable Proceeds (as such term is defined in the Atlanta LP Agreement) derived from the sale, financing or refinancing of the Atlanta Property (“Atlanta Capital Transaction Proceeds”), pending the disposition of such funds in accordance with Section 4.2(c)(2) below.

(2)       If the Company redeems the Preferred Member’s Membership Interests in the Company for the Redemption Price on or before the Redemption Date in accordance with Section 4.2(a) and delivers all documents and takes all actions described in Section 4.2(a), then all Atlanta Capital Transaction Proceeds in the Atlanta Account will be released to Plymouth OP concurrently with the satisfaction of all such conditions. If the Company fails to redeem the Preferred Member’s Membership Interests in the Company for the Redemption Price or fails to comply with any other provision of Section 4.2(a) on or before the Redemption Date then, in addition to the assignment of the Transferred TCG Interest to the Preferred Member pursuant to Section 4.2(b)(4), (a) all Atlanta Capital Transaction Proceeds in the Atlanta Account shall be released to the Preferred Member on the Redemption Date and (b) all distributions (including, but not limited to, all Distributable Proceeds, whether derived from cash flow, Atlanta Capital Transaction Proceeds or otherwise, and Liquidating Distributions [as such terms are defined in the Atlanta LP Agreement]) distributable to Plymouth OP pursuant to the Atlanta LP Agreement on or after the Redemption Date shall be paid immediately to the Preferred Member (all such amounts described in clauses (a) and (b) immediately above are collectively referred to as the “Atlanta Distributions”).

(3)       The Sponsor Member hereby covenants and agrees to cause Plymouth OP and its Affiliates not to sell, convey, pledge, assign, or otherwise Transfer or dispose of (in each case, directly or indirectly) the Atlanta LP Interest without the prior written consent of the Preferred Member (which consent may be granted or withheld in its sole and absolute discretion) until such time as the Preferred Member’s Membership Interest in the Company has been redeemed pursuant to Section 4.2(a) and all of the conditions therein have been satisfied.

Article 5
MANAGEMENT OF COMPANY

Section 5.1. Role of Members.

(a)       The Members shall jointly manage and conduct the operations and related contractual, financial and other affairs of the Company, the Subsidiaries and the Properties and make all decisions regarding the Company, the Subsidiaries and the Properties; provided, however, that the Member acting as the Managing Member shall conduct the day-to-day operations of the Company pursuant to and in accordance with the terms of this Agreement. Each Member shall generally have all the rights, powers, duties and obligations of a member and a managing member under the Delaware Act and as provided by other applicable law.

(b)       Proof of Authority. In dealing with the Member acting on behalf of the Company or the Subsidiaries, no Person shall be required to inquire into the authority of the Member to bind the Company or the Subsidiaries. Persons dealing with the Company or the Subsidiaries are entitled to rely conclusively on the power and authority of the Member as set forth in this Agreement or in any power of attorney, resolution or other document delivered by the Member. This Section shall not, however, relieve the Member of any Obligation to the Company, the Subsidiaries or any other Member resulting from or arising out of any action by the Member without any Approval of the other Members required under this Agreement.

Section 5.2. Major Decisions.

(a)       Definition. Major Decisions requiring the Approval of both Members are set forth and described in Exhibit B to this Agreement.

(b)       Proposal. Each Member may propose to adopt, modify or revoke a Major Decision at any time. Whenever a Member proposes to adopt, modify or revoke a Major Decision, it shall deliver a written Notice to the other Member (1) describing the proposal in sufficient detail and (2) containing sufficient information to permit the other Member to make an informed decision on the proposal and shall subsequently provide to the other Member such additional information as the other Member may reasonably request.

(c)       Review. Each Member shall promptly consider and evaluate each proposal to adopt, modify or revoke a Major Decision and shall promptly give its decision (set forth in writing) after it has analyzed all relevant information or data required to be delivered to it under Section 5.2(b). The Parties expressly acknowledge that any approval of a proposed Major Decision is subject to the standards stated in Section 9.1(c). A Member who disapproves a Major Decision shall briefly state in a written Notice to the other Member the specific reasons for its disapproval and, to the extent appropriate, the changes in the proposed Major Decision that would make it acceptable.

(d)       Approval. The adoption, modification or revocation of a Major Decision requires the Approval of each Member who is entitled to Approve a Major Decision. As of the Effective Date, the Sponsor Member and the Preferred Member are each entitled to Approve a Major Decision. The Sponsor Member shall no longer have the right to Approve a Major Decision under the circumstances described in Section 5.5. Any Major Decision Approved in accordance with this Section shall bind the Company and its Members, unless it is later amended, modified or revoked as a Major Decision.

(e)       Major Decisions Already Approved. Exhibit C attached to this Agreement describes specified Major Decisions that have already been approved by the Members as of the Effective Date.

(f)       No Action Unless Major Decision Approved. Neither the Managing Member nor any other Member shall have any right or power either on behalf of Company or the Subsidiaries or on its own behalf to make any commitment or engage in any undertaking or action that requires Approval of a Major Decision unless or until such Major Decision has been Approved in writing by each Member.

(g)       Preferred Member’s Approval of Capital Transactions. Except as provided in the immediately following sentence, the Approval of each Member as a Major Decision shall be required for any proposed financing or refinancing of the Properties or any part thereof or any sale or other disposition of the Properties or any part thereof (a “Capital Transaction”). The Approval of the Preferred Member shall not be required for any Capital Transaction proposed by the Sponsor Member pursuant to which the cash proceeds actually distributed to the Preferred Member pursuant to Section 4.1(c) concurrently with the consummation of such Capital Transaction results in the indefeasible and unconditional payment in full to the Preferred Member of the Redemption Price (a “Redemption Transaction”).

(h)       Implementation. The Managing Member shall implement fully each Major Decision Approved by the Members in accordance with this Section and shall outline the status of implementation of Major Decisions as part of the Annual Report pursuant to Section 11.4.

(i)       Amendment, Modification or Revocation. Once a Major Decision has been Approved as described in subsection (d), it cannot be amended, modified or revoked unless each Member entitled to Approve Major Decisions has Approved that course of action as a Major Decision.

Section 5.3. Agreements with Affiliates of Sponsor Member.

(a)       Approval. Any agreement (“Affiliate Agreement”) between the Company or a Subsidiary and a Person who is an Affiliate of the Sponsor Member (“Sponsor Affiliate”), and any amendment or modification of or waiver of any provision or right arising under an Affiliate Agreement, must be Approved by the Preferred Member prior to such Affiliate Agreement or amendment, modification or waiver thereof being effective or binding upon the Company or a Subsidiary.

(b)       Action under Affiliate Agreement. Any approval, consent, decision, waiver, notice of default or termination, or other action by or on behalf of the Company or a Subsidiary under an Affiliate Agreement must be Approved by the Preferred Member. The Preferred Member, in its sole and absolute discretion, may on behalf of the Company or a Subsidiary or in its own name implement, enforce or take any termination or other enforcement action that arises under each Affiliate Agreement, without the participation or Approval of the Sponsor Member.

(c)       Replacement. If the Sponsor Member is removed as the Managing Member pursuant to Section 5.5, the Preferred Member shall have the sole right and authority to act on behalf of the Company and the Subsidiaries without the participation or Approval of the Sponsor Member (1) to terminate all Affiliate Agreements with each Sponsor Affiliate (with no termination or any other type or form of penalty, fee or other compensation being paid to the Sponsor Affiliate) upon written Notice to the Sponsor Member and the Sponsor Affiliate, (2) to replace it with an agreement with another Person who is not an Affiliate of any Member and (3) the Sponsor Member and any Sponsor Affiliate shall no longer have the right to receive any asset management or other fees from the Company other than those previously accrued but unpaid. Each Affiliate Agreement shall provide for the termination right described in this subsection.

(d)       Enforcement. The Preferred Member, in its own name or through or on behalf of the Company or the Subsidiaries and at the expense of the Company, shall have the sole right and authority to enforce the provisions of any Affiliate Agreement against the Sponsor Affiliate by all appropriate methods, including the commencement of legal or other proceedings against the Sponsor Affiliate, without the participation or Approval of the Sponsor Member. Any breach of subsection (a), (b) or (c) above shall result in such action, amendment, modification or waiver being null and void. The costs and expenses related to a breach or enforcement of this Section 5.3 shall be borne by the breaching Member and not by the Company, a Subsidiary or any other Member.

Section 5.4. Managing Member.

(a)       Appointment. The Members hereby appoint the Sponsor Member as the initial Managing Member of the Company. The Sponsor Member hereby agrees to serve in that capacity pursuant to the terms and conditions of this Agreement.

(b)       General Duties. The Managing Member is authorized and directed to carry out each Approved Business Plan and Approved Budget, Applicable Law and such other Major Decisions that have been Approved by the Members. In addition, the Managing Member shall have the responsibility, obligation and authority to conduct the day-to-day operations of the Company and the Subsidiaries and to make and implement decisions on behalf of the Company and the Subsidiaries with respect to the day-to-day operations of the Company and the Subsidiaries, in each case so long as its actions are in accordance and consistent with the terms of this Agreement, the Approved Business Plan, the Approved Budget and such other guidelines or policies as have been previously Approved by the Members as a Major Decision for the operation, development and maintenance of the Company, the Subsidiaries and the Properties.

(c)       Specific Duties of Managing Member. The Managing Member agrees that, in addition to any obligations and responsibilities set forth elsewhere in this Agreement, the Managing Member shall be responsible to carry out and implement, in each case pursuant to and in accordance with the terms of this Agreement and Applicable Law, the following items:

(1)       preparation of the Budget pursuant to Section 5.8;

(2)       causing the Company and the Subsidiaries to comply with the provisions of the Loan Documents and tenant leases, property management or service agreements covering the Properties, and other agreements and contracts binding on the Company, the Subsidiaries or the Properties;

(3)       causing the Company and the Subsidiaries to comply with all environmental, health and safety, antidiscrimination, antitrust, zoning and other legal requirements applicable to the Company, the Subsidiaries or the Properties;

(4)       paying (or causing to be paid), prior to delinquency, all insurance premiums, debts and other obligations of the Company and the Subsidiaries, including amounts due under any loans to the Company or a Subsidiary previously Approved in accordance with this Agreement and costs of the operation and maintenance of the Properties;

(5)       performing all other services reasonably necessary or required for the ownership, maintenance, marketing and operation by the Company and the Subsidiaries of the Properties or otherwise required to be performed by the Managing Member pursuant to this Agreement;

(6)       preparation and distribution to the Preferred Member and the Preferred Asset Manager of the Monthly Statements and the Quarterly Transaction Reports described in Section 11.3;

(7)       preparation and distribution to the Preferred Member and the Preferred Asset Manager of the Annual Report of the Company described in Section 11.4;

(8)       distribution to the Preferred Member and the Preferred Asset Manager of all leases and other written agreements (other than routine equipment leases or routine service contracts that in each case have a term of one year or less, are not Affiliate Agreements and are for less than $25,000) binding upon or affecting the Company, any Subsidiary or any Property and copies of all written notification of alleged default or breach under any such contracts by the Company or a Subsidiary or other Persons who are parties to such contracts;

(9)       notification in writing to the Preferred Member and the Preferred Asset Manager promptly upon becoming aware of any material non-compliance, default or breach under any contract binding upon or affecting the Company, any Subsidiary or any Property by the Company, any Subsidiary or other Person(s) who are parties to such contract;

(10)       distribution to the Preferred Member and the Preferred Asset Manager of (i) all requests by the Company or a Subsidiary for draw requests or advances under any Existing Financing simultaneously with the delivery of such request to the Lender, (ii) all material operating, financial and other reports and statements and all other documents and Notices (including all requests for lender approval or consent with regard to actions requiring such approval or consent under the Loan Documents) sent by or on behalf of the Company, a Subsidiary or the Managing Member to any Lender simultaneously with the delivery of such request to the Lender and (iii) notices of default and all other material notices, demands, requests, documents and other written communications received by the Company, a Subsidiary or the Managing Member from any Lender to the Company, a Subsidiary or any Person or agent acting on behalf of the Lender promptly upon receipt (but in no event later than two (2) Business Days following receipt);

(11)       within two (2) Business Days following receipt, distribution to the Preferred Member and the Preferred Asset Manager of (i) all operating and financial reports and statements and all other material documents and material notices sent to the Company, a Subsidiary or the Managing Member by any property manager or developer for a Property and (ii) notices of default and all other material notices, demands, requests, documents and other written or material oral communications sent by or on behalf of the Company, a Subsidiary or the Managing Member to any property manager or developer for the Properties;

(12)       simultaneous, written notification to any insurance carrier who insures the Company, a Subsidiary or a Property and to the Preferred Member and Preferred Asset Manager regarding any occurrence, claim or potential claim that may be covered by insurance;

(13)       if any Property is at any time subject to any construction, renovation or rehabilitation, applying for and using reasonably diligent efforts to obtain any and all necessary consents, approvals and permits required for such construction, renovation, rehabilitation and for the occupancy and operation of such Property;

(14)       if any Property is at any time subject to any construction, renovation or rehabilitation, supervising and managing the performance of all contractors performing construction and related work, including direct, or indirect through existing property managers, observation, inspection and supervision during the progress thereof, making final inspection of the completed work and approving bills for payment; obtaining the necessary receipts, releases, waivers, discharges and assurances to keep such Property free from mechanics’ and materialmen’s liens and other claims;

(15)       if any Property is at any time subject to any construction, renovation or rehabilitation, verifying that appropriate insurance (including any required by the terms of any Existing Financing) is maintained by each contractor performing work on such Property under a contract with the Company or the Subsidiary;

(16)       if any Property is at any time subject to any construction, renovation or rehabilitation, monitoring the performance of the architect, construction consultant and all other third party consultants;

(17)       obtaining and maintaining insurance for the Company, the Subsidiaries and the Properties as described in each Approved Budget and in accordance with the requirements of the Existing Financing and obtaining insurance certificates from the property manager evidencing any other insurance coverage required under the property management agreement;

(18)       simultaneous, written notification to the Preferred Member and the Preferred Asset Manager of any lawsuit, arbitration or other legal or equitable proceeding that has been commenced or threatened against the Company, a Subsidiary, a Property or any Member; and

(19)       taking any other action that is reasonably requested by the Preferred Member and that does not require approval as a Major Decision.

(d)       Fidelity Insurance. The Managing Member, at the expense of the Company and the Subsidiaries, shall maintain in effect a fidelity insurance policy naming the Company as loss payee, affording coverage for all directors, officers, employees and Affiliates acting on behalf of the Managing Member.

(e)       Expenses. The amounts expended by any Member to comply with its Obligations pursuant to this Agreement shall not be treated or deemed to be a Capital Contribution by that Member to the Company or a Subsidiary under this Agreement, unless that treatment has been expressly authorized under this Agreement or Approved by the Members as a Major Decision.

(f)       Resignation. The Managing Member then serving may not resign without the consent of the Preferred Member. Upon such resignation, the Preferred Member shall be entitled to elect either to become the Managing Member or to hire another Person (who may be a Preferred Affiliate) in its sole discretion who will serve as the Managing Member at the cost and expense of the Company and on terms reasonably acceptable to the Preferred Member and that are otherwise consistent with the terms of this Agreement.

Section 5.5. Removal of Managing Member.

(a)       Grounds for Removal. Subject to the notice and cure rights described in subsection (b) below and compliance with the Loan Documents, the Preferred Member shall have the right to remove the Managing Member for cause by delivering to it a written Notice of removal and stating the grounds for removal, which must be based upon or related to one or more of the following (“Removal Event”):

(1)       the material breach of any provision of this Agreement by the Managing Member (including, without limitation, any provision concerning bankruptcy, minimum Sponsor Member or Sponsor Principal equity and Transfers);

(2)       the Managing Member causes or permits the Company or any Subsidiary to sign any document, make any payment or take any other action that requires the approval as a Major Decision without obtaining such approval in accordance with Section 5.2;

(3)       any fraud, gross negligence or willful misconduct by the Managing Member, Sponsor Principals or any Affiliate thereof in its or their performance of duties, obligations or covenants under this Agreement;

(4)       a material default (after any required notice of default has been given and any applicable grace period has expired) of any provision of a Property Management Agreement by a Property Manager (if a Property Manager is an Affiliate of the Managing Member);

(5)       a default or event of default (in each case, after any required notice of default has been given and any applicable grace period has expired), by the Company or a Subsidiary under any Loan Document (including, without limitation, that certain Post-Closing Letter between the Company and the Mezzanine Lender), lease or other material agreement of the Company or a Subsidiary other than a default or event of default that is directly caused by the Preferred Member;

(6)       any intentional breach or any unintentional material breach by the Sponsor Member or any Sponsor Principal of any representation or covenant by any of them set forth in this Agreement;

(7)       any default (after any required notice of default has been given and any applicable grace period has expired) under any guaranty or other credit enhancement provided by any of them pursuant to the Loan Documents, or the failure to provide any guaranty, indemnity or other credit enhancement required by this Agreement;

(8)       the occurrence of a Major Default;

(9)       a default or event of default (in each case, after any required notice of default has been given and any applicable grace period has expired), by any Affiliate of the Sponsor Member or any Sponsor Principal, under the Mezzanine Loan Documents; or

(10)       the failure of the Company to pay the Redemption Price by the Redemption Date.

(b)       Notice and Cure Periods. If (1) the cause or grounds for removal under subsection (a)(1) or (6) is based solely upon an unintentional breach of this Agreement or negligence, (2) can be cured within ten (10) days after the date of receipt by the Managing Member of the Notice of removal and (3) the Managing Member gives the Preferred Member a written undertaking to cure such matter within such 10-day period, then the Managing Member shall have such 10-day period in which to cure the cause or grounds for removal or, if the Managing Member requests additional time for completing the cure, such additional time as shall be Approved by the Preferred Member but in no event more than thirty (30) days after the receipt by the Managing Member of the original Notice of removal from the Preferred

Member; provided, however, such extension of the cure period shall not be granted if the Preferred Member reasonably determines that such extension will jeopardize the ability of the Company or a Subsidiary to timely cure a default under any Existing Financing and provided further that the cure itself right shall not apply if the grounds for removal are the failure of the Company to pay the Redemption Price by the Redemption Date (i.e., subsection (10) in subsection (a) above). The costs and expenses of any such cure (A) shall be paid solely, fully and directly by the Managing Member and not by the Company, a Subsidiary or any other Member and (B) shall not be treated as an additional Capital Contribution or loan to the Company, any Subsidiary or any other Member. If any cost or expense related to any such cure is paid or required to by paid by the Company or any other Member, the Managing Member shall immediately reimburse the full amount so paid to the Company, the Subsidiaries or the other Member, as appropriate, together with interest on that amount at a rate equal to the Priority Preferred Return.

(c)       Effect of Removal. If the cause or grounds for removal of the Member is not cured within the time period permitted in subsection (b) above or is not otherwise afforded any Notice, grace or cure period with respect to such action or occurrence, the Sponsor Member shall automatically be removed as the Managing Member and shall be replaced in that capacity by the Preferred Member, unless the Preferred Member sends written Notice waiving such termination. The Preferred Member shall thereafter have sole authority to act as Managing Member of the Company. Upon removal pursuant to this Section, the Sponsor Member shall no longer have any power or authority to act as Managing Member pursuant to this Agreement and shall no longer be permitted to participate in any managerial decision affecting the Company, a Subsidiary or a Property, including without limitation any Major Decision. In addition, the Sponsor Member and any Sponsor Affiliate shall no longer have the right to receive any fees from the Company, including any asset management fees except for previously accrued but unpaid fees. The Sponsor Member shall, however, continue to have all other rights and Obligations of a Non-Managing Member under this Agreement.

Section 5.6. Removal of Persons Affiliated with Managing Member. The Preferred Member on its own behalf or on behalf of Company shall have the right in its sole and absolute discretion to terminate any Affiliate Agreement and replace any property/ construction/ development manager, leasing agent or any other Person who has previously been retained by the Company to perform services with respect to any Property or the Company and who is Affiliated with the Sponsor Member if the Sponsor Member is removed as the Managing Member as described in Section 5.5. The foregoing right may be exercised whether or not such Sponsor Affiliate is in default under any agreement or with respect to any Obligation it owes to the Company or a Property.

Section 5.7. Intentionally Omitted

Section 5.8. Approved Budgets.

(a)       Initial Approved Budgets. Attached as Exhibit E to this Agreement is the initial Approved Budget for each Property.

(b)       New Budgets. The Budget shall not be amended except in accordance with Section 4.16(h) of the Mezzanine Loan Agreement.

(c)       Compliance with Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement, the Approved Budget for each Property or Fee Subsidiary shall comply with all applicable requirements of any Loan Document in effect at the time.

(d)       Implementation. The Managing Member shall use commercially reasonable efforts to avoid causing the actual costs of ownership, operation and management of the Company, or each Property to exceed the Budget for the Company or such Property, as applicable, either in total or in any one accounting category or line item. Any expense in connection with the ownership, operation and management of a Property causing or likely to cause a variance of the lesser of (1) $25,000 or (2) five percent (5%) or more in any one Budget category or line item with respect to a single Property for a particular year-to-date or cause the Budget “total” line item with respect to a single Property to be exceeded by seven and one-half percent (7.5%) or more shall be promptly explained to the Members by the Managing Member as a part of the Managing Member’s Monthly Statement pursuant to Section 11.3. All payments of Company Costs must be charged to the proper accounting category as Approved by the Members. The Managing Member shall secure the prior written Approval of the Preferred Member before expending, obligating the Company or a Subsidiary for or approving any expenditure in connection with the ownership, operation and management of the Properties, the Subsidiaries or the Company that would result in a Budget line item or category with respect to a single Property being exceeded (“Cost Overrun”) by the lesser of (1) $25,000 or (2) five percent (5%) or more in that line item or category of the Budget or category of the Budget or the Budget “total” line item with respect to a single Property to be exceeded by seven and one-half percent (7.5%) or more unless such Cost Overrun is caused by or results from a Fixed Cost described in subsection (e) or an Emergency Cost described in subsection (f). If the Managing Member pays any Company Cost with respect to a single Property in excess of the amounts permitted by the Budget without so obtaining the Approval of the Preferred Member, such action shall be deemed an intentional breach of this Agreement and (x) the Managing Member shall promptly deliver to the Preferred Member a Notice describing the nature and amount of any Cost Overrun that has been so paid and (y) such intentional breach shall constitute a Removal Event pursuant to Section 5.5.

(e)       Fixed Cost. The Managing Member may make or cause to be made any expenditure not contemplated by an Approved Budget that is an expense of the following type (“Fixed Cost”): (1) a cost or expense that the Managing Member cannot reasonably control, including, but not limited to, utility costs, insurance premiums and real estate taxes or (2) is incurred pursuant to and in accordance with any lease, contract or agreement that (x) was previously Approved by the Members, (y) is binding on the Company or a Subsidiary and (z) is not being paid to the Sponsor Member, the Sponsor Principals or any of their Affiliates.

(f)       Emergency Cost. Where emergency action is necessary to prevent imminent risk to health and safety to Persons on or about a Property, imminent property damage, imminent imposition of criminal or civil sanctions against the Company, a Subsidiary or any Member or the filing of a Lien against a Property by a Third Party (an “Emergency Cost”), either Member may make, or cause to be made, expenditures not contemplated by the Approved Budget if (1) any expenditure made without the Approval of the Preferred Member is, in the Managing Member’s good faith judgment, commercially reasonable and necessary under the circumstances set forth above and (2) the Managing Member endeavors diligently and in good faith (y) to notify the Preferred Member of any such emergency and (z) obtain verbal Approval for any required expenditure.

(g)       Notice of Permitted Payments. The Managing Member shall promptly give Notice to the Preferred Member and the Preferred Asset Manager of payment of any Cost Overrun permitted by subsection (d), any Fixed Cost permitted by subsection (e) or any Emergency Cost permitted by subsection (f) and shall include reference to each such payment in its next Monthly Statement pursuant to Section 11.3, together with explanatory notes on the reason for such cost overruns.

Section 5.9. Other Disclosures. The Managing Member shall keep the Preferred Member informed of any material fact, information, project, litigation, employee relations or other matter of which the Managing Member has actual knowledge (either directly or through an Affiliate) and which could reasonably be expected to have a material impact on the operations or financial position of a Property, a Subsidiary or the Company. The Managing Member shall provide all material information relating to the Properties or the management or operation of the Properties as any Member may reasonably request from time to time.

Section 5.10. Preferred Asset Manager.

(a)       Appointment. The Preferred Member hereby appoints TriMont Real Estate Advisors, Inc. to act as the “Preferred Asset Manager” to perform certain tasks requested by the Preferred Member with respect to the Preferred Member’s interest in the Company, the Subsidiaries and the Properties.

(b)       Authority and Function. The Preferred Asset Manager shall in general have limited authority to act as agent for the Preferred Member for the purpose of requesting and/or receiving information relating to the participation of the Preferred Member as a Member in the Company, examining, copying and auditing the records, books and accounts of the Company, the Subsidiaries and the Properties and performing other services. The Preferred Asset Manager shall not have the right to Approve or vote on any Major Decision on behalf of the Preferred Member or bind the Preferred Member. The Managing Member may rely on any requests by the Preferred Asset Member for information required to be provided herein as being consented to by the Preferred Member absent express knowledge from a written instrument that such action is not permitted or consented to by the Preferred Member. The Managing Member shall send to the Preferred Asset Manager copies of all Notices, reports and other written communications at the same time as they are sent to the Preferred Member.

(c)       Monthly Fee. Subject to the provisions of the Senior Loan Documents, each Member hereby agrees that a fee equal to 20 basis points of the aggregate amount of (i) the Preferred Member’s unreturned Capital Contributions contributed pursuant to Section 2.1 and (ii) the Preferred Member’s Priority Additional Capital Contributions pursuant to Section 2.3 shall be payable in monthly installments to the Preferred Asset Manager as part of the Company Costs. The Managing Member shall pay the monthly fee so specified to the Preferred Asset Manager out of Company funds promptly after the end of each month while the Preferred Asset Manager is serving in that capacity. The monthly fee to the Preferred Asset Manager shall be subordinate to any amounts due and payable under the Senior Loan.

(d)       Expenses. The Company shall reimburse the Preferred Asset Manager for all actual, reasonable, out-of-pocket costs and expenses (without markup) incurred by the Preferred Asset Manager in the performance of its duties under this Agreement.

(e)       Removal or Replacement. The Preferred Member shall have the right at any time (1) to remove the Preferred Asset Manager from that position under this Agreement and (2) if the Preferred Member elects to do so in its sole and absolute discretion, to appoint a replacement Preferred Asset Manager. The Preferred Member may remove the Preferred Asset Manager and, if it elects to do so, appoint a replacement Preferred Asset Manager by giving Notice of such removal and replacement to the Sponsor Member and the Preferred Asset Manager in accordance with Article 14. Upon the Preferred Asset Manager’s removal and until the Preferred Member appoints a replacement, all reports, Notices and other documents that are required to be sent by the Company, a Subsidiary or the Managing Member to the Preferred Asset Manager shall be sent directly to the Preferred Member.

Section 5.11. Power of Attorney.

(a)       Each Member hereby irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge, record and file, on its behalf and on behalf of the Company or a Subsidiary, the following:

(1)       A Certificate of Formation, a Certificate of Doing Business Under an Assumed Name, a Certificate of Qualification to Do Business and any other certificates or instruments that may be required to be filed by the Company, a Subsidiary or any of the Members under the laws of the State of Delaware and any other jurisdiction whose laws may be applicable to the operation and maintenance of the Properties;

(2)       A Certificate of Cancellation of the Company or a Subsidiary and such other instruments as may be deemed necessary or desirable by the holder of such power upon the dissolution of the Company or a Subsidiary; and

(3)       Any amendment of the instruments described in subsections (a) and (b) above, provided such amendments are either required by law to be filed or have been authorized by the particular Member or Members whose authorization is required.

The foregoing grant of authority (1) shall survive the Transfer by a Member of the whole or any portion of its Membership Interest, (2) is a special power of attorney coupled with an interest, is irrevocable and shall survive the bankruptcy or liquidation of any Member granting such power, (3) may be exercised by any replacement to the initial Managing Member serving in such capacity pursuant to the terms of this Agreement and (4) may be exercised by the holder on behalf of each Member by a facsimile signature or by listing all of the Members executing any instrument with a single signature as attorney-in-fact for all of them. The provisions of this Section shall survive the expiration or other termination of this Agreement. The Managing Member shall give Notice to the other Members at least three (3) Business Days prior to the exercise of any authority described in this Section stating the purpose of that exercise.

(b)       Each Member hereby irrevocably constitutes and appoints the Preferred Member as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge, record and file, on its behalf and on behalf of the Company or a Subsidiary, any document, instrument or agreement necessary to effectuate the provisions of Section 4.2, and to take any action in furtherance of the foregoing.

Section 5.12. Role of Non-Managing Member. Except to the extent expressly provided by this Agreement or the Delaware Act, a Non-Managing Member shall not participate in the management or control of the Company’s business, nor shall it transact any business for the Company, nor shall it have the power to act for or bind the Company, such power being vested solely and exclusively in the Managing Member as provided in this Agreement.

Section 5.13. Working Capital Funds.

(a)       Working Capital Account. On the Effective Date, the Company shall establish a working capital account (the “Working Capital Account”) in accordance with the Loan Documents to be held and administered by the Preferred Asset Manager on behalf of the Company until such time as the Company shall have redeemed all of the Preferred Member’s Membership Interest in accordance with Section 4.2 hereof. All amounts available for application to the Working Capital Account shall be disbursed in accordance with Section 2.7.2 of the Mezzanine Loan Agreement and subsection (b) below.

(b)       Sub-WC Account.

(1)       The Preferred Asset Manager shall transfer funds on deposit in the Working Capital Account to the Sub-WC Account (as defined in Section 11.2(a)) for the payment (in accordance with subsection (2) below) of the applicable Company Costs permitted to be paid pursuant to Section 2.7.2 of the Mezzanine Loan Agreement (“Permitted Company Costs”) upon the delivery by the Managing Member to the Preferred Member and the Preferred Asset Manager of a statement on behalf of the Company in a form approved by the Members to the effect that the requested funds constitute Company Costs permitted to be paid under the Loan Documents and under this Agreement.

(2)       Upon receipt of funds in the Sub-WC Account, such funds shall then be transferred into the applicable Property Account for payment of the applicable Permitted Company Costs.

Article 6
REPRESENTATIONS AND COVENANTS

Section 6.1. Representations of Sponsor Member. The Sponsor Member hereby represents and warrants to the Preferred Member that, except as set forth in Schedule 6.1 attached hereto:

(a)       Formation and Capitalization of Company:

(1)       All amounts described in Section 2.1 were contributed, paid or expended out of the personal funds or the liquid assets of the Persons listed on Schedule 6.1(a)(2) and none of those amounts were borrowed from an Affiliate of the Sponsor Member or a Sponsor Principal or any other Person in any manner or form.

(2)       The Persons listed on Schedule 6.1(a)(2) collectively own one hundred percent (100%) of the equity and other ownership interests in the Sponsor Member and the Sponsor Principals are the only members, partners, shareholders, managers, officers, employees or agents of the Sponsor Member and are the only Persons who can direct or Control the management and operations of the Sponsor Member. Schedule 6.1(a)(2) contains a detailed written statement or chart describing the entire direct and indirect ownership structure of the Sponsor Member and sets forth the full names, addresses and, where relevant, jurisdiction of organization of all Persons who have a direct or indirect ownership interest in the Sponsor Member. No other Person has, directly or indirectly, any ownership or other equity, profits, voting or other comparable interest of any kind or nature in the Sponsor Member in any form, including the following: (i) any option or other contractual right to acquire any direct or indirect ownership or equity interest in the Sponsor Member or any constituent member, partner or shareholder, (ii) any right to receive or participate in profits or distributions from the Sponsor Member or (iii) any right to vote or otherwise participate in or direct the management or control of the Sponsor Member.

(3)       The Sponsor Member and the Sponsor Principals have delivered or cause to be delivered to the Preferred Member all organizational documents of the Sponsor Member and of the constituent members, partners or shareholders of the Sponsor Member and all material agreements to which any of them or any Affiliate is a party relating to the Properties and the other transactions described in this Agreement, including a fully executed copy of the Contract of Sale.

(4)       The Sponsor Member, the Sponsor Principals and their Affiliates have not had and do not have any written or oral agreement with any Person or any Obligation to any other Person with respect to the acquisition of the Properties or the other transactions described in this Agreement that will or may result in any Obligation on the part of the Company, the Subsidiaries or any Member or its Affiliate other than the agreements described in the Contract of Sale.

(5)       The Sponsor Member, the Sponsor Principals and their respective Affiliates have not received and are not entitled to receive any payment or other form of consideration of any kind relating to the acquisition, financing, ownership or operation of any Property or the formation of the Company or any Subsidiary and related negotiations among the Members and their Affiliates, the obtaining of the Existing Financing, the acquisition and operation of the Properties or the other transactions described in this Agreement.

(b)       Formation and Capitalization of Sponsor Member:

(1)       The Sponsor Member is a limited liability company duly organized and validly existing under the laws of the State of Delaware with full power and authority and legal right to be a Member of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its Obligations hereunder.

(2)       The Sponsor Member has all permits, licenses and approvals necessary for it to act as a Member and perform its duties pursuant to this Agreement.

(3)       No consent of or approval or permission by any Third Party is required as a condition to the entering into of this Agreement by the Sponsor Member or any constituent member, partner or shareholder of the Sponsor Member other than such written consent, permission or approval as has been previously obtained, a copy of which has been delivered to the Preferred Member.

(4)       The execution and delivery of this Agreement has been duly authorized by the Sponsor Member, this Agreement has been duly executed and delivered by the Sponsor Member and this Agreement constitutes the valid and binding Obligation of the Sponsor Member, enforceable against it in accordance with its terms.

(5)       Neither the execution and delivery of this Agreement nor compliance with its terms will (whether before or after any applicable notice, cure or grace period) result in any breach or violation of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any Lien upon any property or assets of the Sponsor Member or any Sponsor Principal pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument or contract to which the Sponsor Member or any Sponsor Principal may be party or by which it or any of its Properties or assets may be bound, or violate any provision of law or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

(6)       No judgments are presently outstanding and unsatisfied against the Sponsor Member or any Sponsor Principal or any of their assets. Neither the Sponsor Member nor any Sponsor Principal nor any of their assets is involved in any litigation at law or in equity, or in any arbitration or other proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could, solely with respect to the Sponsor Member or any Sponsor Principal, reasonably be anticipated to have a material adverse effect on the Sponsor Principals or their property and assets. No such material judgment, litigation or proceeding is, to the best of the Sponsor Member’s knowledge, threatened against the Sponsor Member or any Sponsor Principal and, to the best of the Sponsor Member’s knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

(7)       No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by the Sponsor Member of this Agreement or the taking of any action contemplated by this Agreement in each case which has not already been obtained and delivered to the Preferred Member.

(8)       Without implying that the Membership Interests are “securities” within the meaning of applicable securities laws, the Sponsor Member is acquiring its Membership Interests for investment and to evidence its direct investment in the Company and not with a view to the distribution of those Membership Interests in violation of any federal or state securities laws.

(9)       To the best of the Sponsor Member’s knowledge, all information, documents and other materials provided by the Sponsor Principals or the Sponsor Member or by any other Person at the direction of the Sponsor Principals or Sponsor Member or any Affiliate thereof to the Preferred Member or its Affiliates, employees, attorneys, agents or consultants in connection with the formation of and equity investment in the Company and the acquisition and financing of the Properties are complete and accurate in all material respects.

(10)       The Sponsor Member has been and is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(11)       The Sponsor Member (i) is familiar with the business proposed to be conducted by the Company and the Subsidiaries; (ii) has been advised that its interest in the Company may not be sold, transferred, or otherwise disposed of except as provided herein; (iii) understands that its interest in the Company has not been registered under the Securities Act, or any State securities laws, in reliance on an exemption for private offerings or the fact that it is not a security, and if its interest in the Company is a security, the Sponsor Member may not be able to resell it unless it is registered under the Securities Act and applicable State securities laws or unless an exemption from such registration is available; (iv) is a “sophisticated investor” with substantial prior experience in high risk business investments of the type described in this Agreement and is aware of and familiar with the risks associated with a private limited liability company and would qualify as an “accredited investor” as such term is defined in Rule 501 of Regulation D, as enacted pursuant to Sections 3(b) and 4(2) of the Securities Act; (v) is familiar with the type of investment which its interest in the Company constitutes and has reviewed the acquisition of such interest with its tax and independent legal counsel and investment representatives to the extent it deems necessary; (vi) was not solicited to invest in the Company through means of any general solicitation or general advertising; and (vii) has been given the opportunity to ask questions of, and receive answers from, knowledgeable representatives of the Company, and all such questions have been answered to the Sponsor Member’s satisfaction.

(c)       Condition of the Company, the Subsidiaries and the Properties. To the actual knowledge of the Sponsor Member:

(1)       Except as set forth in any appraisal, environmental, geotechnical, engineering, architectural, title and other reports relating to such Property and delivered to the Preferred Member, there are no material defects in the physical condition of the land, buildings and other improvements constituting such Property.

(2)       There are no existing violations of any law, ordinance, regulation, license, permit or authorization issued with respect to such Property or the operations of the facilities and services therein that have not been already corrected and no such violation exists which could have a material adverse effect on the operation, the anticipated operation or the value of such Property.

(3)       Neither Sponsor Member nor Sponsor Principals (or any affiliate or subsidiary thereof) has entered into any contract or agreement with respect to such Property, any Subsidiary or the Company except on arms length terms at market rates and disclosed to and Approved by the Preferred Member.

(4)       There is no pending or threatened litigation or like proceeding against the existing or prior owner of any Property relating to such Property.

(5)       Such Property complies in all material respects with all applicable environmental laws and regulations, including those relating to air, soil and water quality and storage, handling and disposal of hazardous substances and wastes, except to the extent described in the environmental reports relating to such Property and delivered to the Preferred Member.

(d)       Neither the Sponsor Member nor the Sponsor Principal or any Affiliate thereof, will receive any fee or other compensation in connection with the acquisition, development, operation, management, disposition or financing of any Property or any Subsidiary, except as otherwise approved by the Preferred Member.

Section 6.2. Representations of Preferred Member. The Preferred Member represents and warrants to the Sponsor Member that:

(a)       The Preferred Member is a limited liability company duly organized and validly existing under the laws of the State of Delaware with full power and authority and legal right to be a Member of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its Obligations hereunder.

(b)       No consent of or approval by any Third Party is required as a condition to the entering into of this Agreement by the Preferred Member.

(c)       The execution and delivery of this Agreement has been duly authorized by the Preferred Member. This Agreement has been duly executed and delivered by the Preferred Member and constitutes the valid and binding Obligation of the Preferred Member, enforceable against it in accordance with its terms.

(d)       Neither the execution and delivery of this Agreement nor compliance with its terms will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any Lien upon any Property or assets of the Preferred Member pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which the Preferred Member may be party or by which it or any of its Properties or assets may be bound, or violate any provision of law or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

(e)       No judgments are presently outstanding and unsatisfied against the Preferred Member or any of its assets. Neither the Preferred Member nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could, solely with respect to the Preferred Member, reasonably be anticipated to have a material adverse effect on the Preferred Member or its property or assets. No such material judgment, litigation or proceeding is, to the best of the Preferred Member’s knowledge, threatened against the Preferred Member and, to the best of the Preferred Member’s knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

(f)       No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by the Preferred Member of this Agreement or the taking of any action contemplated by this Agreement.

(g)       Without implying that the Membership Interests are “securities” within the meaning of applicable securities laws, the Preferred Member is acquiring its Membership Interests for investment and to evidence its direct investment in the Properties and not with a view to the distribution of those Membership Interests in violation of any federal or state securities laws.

Section 6.3. Representations Regarding Brokerage Commissions. Each Member (a) represents and warrants to each other Member that neither it nor its Affiliates have dealt with any brokers, investment bankers, consultants or other Third Parties who are entitled to receive a commission or compensation in connection with the formation and capitalization of the Company and the Subsidiaries (including obtaining or arranging the Preferred Member’s equity investment) or the negotiation or completion of this Agreement and the other transactions described in this Agreement (including the acquisition of any Property and obtaining the Existing Financing) and (b) agrees to indemnify, defend and hold the Company, the Subsidiaries and each other Member harmless from and against any Losses for or relating to any claims for commissions or any other fees due in connection with the transactions described in this Agreement and arising or resulting from such Member’s actions.

Section 6.4. Covenants of Sponsor Member and Sponsor Principals. The Sponsor Member and the Sponsor Principals jointly and severally represent and agree for the benefit of the Preferred Member that:

(a)       Each of them recognizes that (1) the Preferred Member and its Affiliates have expressed to them the importance of the identity and capabilities of the Sponsor Principals to the operational and financial success of the Company and the Subsidiaries and of the identity of all direct and indirect owners of the Sponsor Member to the investment by the Preferred Member in the Company, the Subsidiaries and the Properties, (2) the direct and indirect restrictions on Transfer of the Membership Interest of the Sponsor Member and the ownership and other interests in the Sponsor Member have been a material inducement for the Preferred Member’s entry into this Agreement and (3) each of them will comply strictly with the restrictions on Transfer set forth in Article 8 and the Loan Documents.

(b)       Except to the extent permitted by Article 8, the Sponsor Member and the Sponsor Principals will not (1) Transfer any of their direct or indirect equity interests in the Company or the Sponsor Member, (2) grant any option or other contractual right to acquire any of their direct or indirect interests in the Company, the Subsidiaries or the Sponsor Member or any of their interest in the equity or profits of the Company, the Subsidiaries or the Sponsor Member, (3) give or agree to give any other Person the right to vote or take other action with respect to their equity interests in the Company, the Subsidiaries or the Sponsor Member or (4) give or agree to give any other Person the right to control the management and affairs of the Company, the Subsidiaries or the Sponsor Member.

(c)       The Sponsor Member and Sponsor Principals shall maintain the minimum net worth and liquid assets as required under the Loan Documents at all times throughout the term of this Agreement.

Section 6.5. Limitation of Liability of Preferred Member and Affiliates. The Sponsor Member and each Sponsor Principal, for itself or himself and on behalf of its or his Affiliates (collectively, “Claiming Parties”), hereby agrees that if the Claiming Parties, together or individually, make or assert any claim of any nature whatsoever, whether legal or equitable, including claims based on federal or state law, against the Preferred Member or its Affiliates arising out of or relating to (i) this Agreement, (ii) the formation or operation of the Company or the Subsidiaries, (iii) any loans made to the Company or the Subsidiaries, (iv) the negotiations and representations of the Parties preceding or following the execution of this Agreement, (v) any alleged breach, default or violation of this Agreement or any provision hereof or (vi) the proposed transactions described in this Agreement, then the following limitations on the liability of the Preferred Member, its Affiliates and its direct and indirect members, shareholders, partners, officers, directors and employees, and on the relief available to the Claiming Parties, shall apply: (1) under no circumstances shall the Claiming Parties (x) assert any claim or commence any legal or equitable action or proceeding against any Preferred Affiliate unless expressly authorized by this Agreement, (y) be entitled to any form of injunctive or other equitable relief unless expressly authorized by this Agreement or (z) be entitled to any lost profits or consequential, special or punitive damages and (2) any judgment against the Preferred Member or its Affiliates shall be enforceable against them only to the extent of the Membership Interests of the Preferred Member in the Company and the value of those Membership Interests. The provisions of this Section shall survive the expiration or other termination of this Agreement and the dissolution and winding up of the Company.

Section 6.6. Single Purpose Entity Requirements.

(a)       The Members acknowledge that the existing Senior Lender and/or Mezzanine Lender requires (and any future lender may require) that the Company, the Subsidiaries and each Member be a bankruptcy-remote, single purpose entity for legal and financial reasons. Notwithstanding anything to the contrary in this Agreement, the Managing Member hereby agrees that it shall cause the Company and the Subsidiaries to comply with the covenants set forth below. In addition, each Member acknowledges and agrees that it is in each Party’s best interest to cause the Company and the Subsidiaries to comply with and have each Member comply with the following covenants:

(1)       the Company will remain organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Subsidiaries;

(2)       the Company will not engage in any business or activity other than the ownership and management of the Subsidiaries;

(3)       the Company will not have any (i) assets other than those related to its interest in the Subsidiaries or (ii) Indebtedness (except for the Debt and any Permitted Indebtedness (as such term is defined in the Senior Loan Agreement);

(4)       the Company will not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

(5)       the Company will not enter into any contract or agreement with any stockholder, partner, principal, member or Affiliate of the Company or any Affiliate of any such stockholder, partner, principal, member or Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than an Affiliate;

(6)       the Company will not incur, create or assume any Indebtedness (except for the Debt and any Permitted Indebtedness (as such term is defined in the Senior Loan Agreement);

(7)       the Company will not make any loans or advances to any other Person (including, without limitation, any Affiliate);

(8)       the Company will not become insolvent or fail to pay its debts from its assets as the same shall become due;

(9)       the Company will not fail to conduct and operate its business in all material respects as previously conducted and operated;

(10)       the Company will not fail to maintain its books and records and bank accounts separately from those of its Affiliates, including, without limitation, its members;

(11)       the Company will not fail at all times to hold itself out to the public as a legal entity separate and apart from any other Person (including, without limitation, any Affiliate (including, without limitation, any member, trustee, beneficiary or other owner of the Company or any Affiliate of such member, trustee, beneficiary or other owner));

(12)       the Company will not fail to file its own tax returns to the extent that it is legally required to do so (or file a consolidated tax return with any Person that includes the tax returns of the Company);

(13)       the Company will not fail to maintain adequate capital for its normal obligations, reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(14)       the Company will not fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;

(15)       the Company will not hold itself out to be responsible for the Indebtedness of any other Person;

(16)       the Company will comply with all of the limitations on power set forth in this Agreement and the organizational documents of the Managing Member as in effect on the date hereof;

(17)       the Company will hold all of its assets in its own name and will not commingle its assets with the assets of any other Person;

(18)       the Company will utilize its own letterhead, invoices and checks, provided however that the Subsidiaries utilize a central account containing revenue of each of the Properties which account is used only to pay expenses related solely to the Properties. The Company will not permit any Affiliate or constituent party independent access to its bank accounts;

(19)       the Company will hold title to its interest in the Subsidiaries in its own name;

(20)       the Company will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate including, without limitation, paying for office space and services performed by any employee of any Affiliate;

(21)       the Company will not pledge its assets for the benefit of any other Person, other than pursuant to the Mezzanine Loan Documents as security for the Mezzanine Loan;

(22)       the Company will correct any known misunderstandings regarding its separate identity;

(23)       the business and affairs of the Company will be managed by the Managing Member, subject to the rights of the Preferred Member set forth herein, and at all times there will be at least two (2) Independent Managers of the Company. No Independent Manager may be removed or replaced without Cause (as such term is defined in the Mezzanine Loan Agreement), and unless the Company provides Mezzanine Lender with not less than three (3) Business Days’ prior notice of (1) any proposed removal of any Independent Manager, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in this Agreement relating to an Independent Manager. The Mezzanine Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of this Agreement;

(24)       the Company will not, without the consent of each Independent Manager, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for the company or a substantial portion of its assets or properties, (iii) make a general assignment for the benefit of creditors, (iv) admit publicly or in writing to any creditor the Company’s inability to pay its debts generally as they become due, (v) declare or effectuate a moratorium on the payment of any obligations or (vi) take any action in furtherance of the foregoing. When voting with respect to any of the foregoing, the Independent Manager shall consider only the interests of the Company, including its creditors to the fullest extent permitted by law;

(25)       So long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Mezzanine Loan Documents, (i) Sponsor Member may not resign (unless it conveys its entire Membership Interest to the Preferred Member and (ii) no additional member will be admitted to the Company;

(26)       So long as any portion of the Debt remains outstanding, (i) the Company shall not be dissolved and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Delaware Act or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (ii) upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such last remaining Member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (1) to continue the existence of the Company and (2) to the admission of the personal representative or its nominee or designee as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company; (iii) the bankruptcy of the Sponsor Member shall not cause such Sponsor Member to cease to be a Member of the Company and upon the occurrence of such event, the business of the Company shall continue without dissolution; (iv) in the event of the dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner and in the order of priority, set forth in Section 18-804 of the Delaware Act; and (v) to the fullest extent permitted by applicable law, the Sponsor Member shall irrevocably waive any right or power that it might have to cause the Company or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of the Company, to compel any sale of all or any portion of the assets or properties of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or inequity to cause the dissolution, liquidation, winding up or termination of the Company;

(27)       the Company shall conduct its business and shall cause the Subsidiaries to conduct their respective business so that the assumptions made with respect to the Company, the Subsidiaries and the Sponsor Member in the Insolvency Opinion (if any) shall be true and correct in all respects. The company will comply with or cause the compliance with (i) all of the facts and assumptions (whether regarding the company or any other Person) set forth in the Insolvency Opinion (if any), (ii) all of the representations, warranties and covenants in Section 3.1.24 of the Mezzanine Loan Agreement and (iii) all of the organizational documents of the Company, the Subsidiaries and the Sponsor Member;

(28)       without the unanimous consent of all of its Independent Managers, the Company will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debts generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or for all or any portion of the Company’s assets or properties or (C) make a general assignment for the benefit of the Company’s creditors;

(29)       the Company will not: (i) dissolve, merge, liquidate or consolidated; (ii) sell, transfer, dispose or encumber (except in accordance with the Mezzanine Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity or amend this Agreement with respect to any matters set forth in Section 3.1.24 of the Mezzanine Loan Agreement, without the prior consent of the Mezzanine Lender in its sole discretion;

(30)       to the fullest extent required by law, the Company and the Independent Managers will consider the interests of the Company’s creditors in connection with all actions;

(31)       the Company will not have any of its Obligations guaranteed by an Affiliate except as contemplated by the Senior Loan Documents;

(32)       the Sponsor Member will be a Person whose sole asset is its interest in the Company and the Sponsor Member (i) will cause the Company to comply with each of the covenants contained in this Section 6.6(a); (ii) will at all times comply with each of the covenants contained in this Section 6.6(a); (iii) will not engage in any business or activity other than owning an interest in the Company; (iv) will not acquire or own any assets or properties other than its Membership Interest in the Company and assets and property incidental to, or necessary for, its ownership interest in the Company; and (v) will not incur any debt, obligation or liability, secured or unsecured, direct, indirect or contingent (including pursuant to any guaranty or indemnity of any obligation or liability), other than unsecured trade payables for accounting, legal and other professional services incurred in the ordinary course of business related to the ownership of an interest in the Company that (A) do not exceed at any one time $10,000, and (B) are paid within thirty (30) days of the date incurred; and

(33)       the Company will cause the Subsidiaries to comply with the single purpose entity requirements set forth in Section 5.1.14 of the Senior Loan Agreement.

(b)       Each Member hereby agrees that, when conducting its own affairs, it will comply with the affirmative and negative covenants in substantially the form and substance set forth in subsection (a) above, with appropriate modifications to reflect its business.

Section 6.7. Noncompetition.

(a)       During the Term of this Agreement, other than with respect to the properties set forth on Schedule 6.7 of this Agreement, the Sponsor Member and the Sponsor Principals shall not, and shall not cause or permit any of their Affiliates, directly or indirectly, (1) to purchase, build, develop, own, manage (including acting as property manager or leasing agent), operate or control or (2) to own or control any beneficial or equity interests in any owner, member, manager or constituent partner or shareholder of any project or property comparable to any Property within a 25-mile radius of such Property unless any such activity has been Approved in advance and in writing by the Preferred Member.

(b)       During the Term of this Agreement, Sponsor Member and the Sponsor Principals shall not, and shall not cause or permit any of their Affiliates, directly or indirectly, to take any action which is calculated to persuade, or might reasonably be expected to persuade, a tenant who is not in default or breach of their lease at a Property, to terminate its existing lease or fail to renew such lease.

(c)       The Sponsor Member and the Sponsor Principals agree that the Preferred Member shall have sole and exclusive authority to enforce this Section 6.7 on behalf of the Company and each Subsidiary without the Approval or other action of the Sponsor Member or any Sponsor Principal.

Article 7
INTENTIONALLY OMITTED

Article 8
TRANSFERS OF MEMBERSHIP INTERESTS AND INTERESTS IN MEMBERS

Section 8.1. General Restriction. No Transfer of all or part of a Membership Interest in the Company or of any direct or indirect ownership or other economic, profits, voting or other equity interest of any kind in a Member or any constituent shareholder, member or partner thereof shall be made or become effective unless the Transfer is permitted under this Article and until all requirements and conditions stated in this Article, which shall be read and construed as a whole, have been satisfied in full or have been waived by the non-transferring Member(s). Any Transfer in violation of this Article shall be invalid, ineffective and not enforceable for any purpose. No authorization, consent or waiver applicable to one Transfer shall apply or be deemed to apply to any other Transfer or requested Transfer.

Section 8.2. Permitted Transfers.

(a)       Preferred Member. To the extent permitted or not prohibited under the Loan Documents, (1) (i) all or part of the Preferred Member’s Membership Interest or (ii) all or part of the direct or indirect membership interests in the Preferred Member may at any time, without the consent or approval of any other Member, be Transferred to (x) a Preferred Affiliate, (y) the Sponsor Member pursuant to any provision of this Agreement or through any other direct agreement with the Sponsor Member or Affiliate thereof or (z) any Qualified Organization and (2) the direct or indirect member interests in Torchlight Debt Opportunity Fund IV, LLC and/or DOF IV REIT Holdings, LLC and/or Bay Point TRS, LLC may be Transferred at any time without the consent or approval of any other Member.

(b)       Sponsor Member. Neither the Sponsor Member’s Membership Interest nor any part of the direct or indirect ownership or other interests in either Sponsor Member or any Property Manager may be Transferred without the prior written consent of the Preferred Member, which consent may be granted or withheld by the Preferred Member in its sole and absolute discretion, other than to (1) the Preferred Member or an Affiliate pursuant to any provision of this Agreement or through any other direct agreement with the Preferred Member or any Affiliate and (2) one or more Permitted Affiliates of the Sponsor Member, in each case to the extent permitted or not prohibited under the Loan Documents.

Section 8.3. Compliance with Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement, no Transfer shall be made or be effective unless (i) it complies with all applicable requirements and conditions of any Loan Document in effect at the time of the Transfer and does not violate them or (ii) the loan is being paid off at the time of the Transfer.

Section 8.4. Permitted Affiliates of Sponsor Member.

(a)       Scope. Subject to the further requirements of subsection (b) and provided such Transfer is permitted under the Loan Documents, the following Persons are “Permitted Affiliates” of the Sponsor Member to whom Transfers may be made without the consent of the Preferred Member as required under this Article:

(1)       The Sponsor Principals and any Person 100% of whose outstanding securities and other indicia of ownership and all economic, profits, voting and other equity interests are directly or indirectly owned, Controlled and held with power to vote by the Sponsor Principals;

(2)       the spouse, divorced spouse, parents, brothers, sisters, children (natural or adopted), stepchildren and grandchildren (but not other members of the extended family) of a Sponsor Principal; and

(3)       trusts, private foundations or other estate-planning entities or techniques that are for the sole benefit of one or more Persons described in clause (2).

(b)       Limitations. A Person described in subsection (a) only shall be a Permitted Affiliate if and so long as all conditions stated below have been satisfied or have been waived in writing by the Preferred Member:

(1)       After the Transfer to the Permitted Affiliate, the Sponsor Principals shall continue to have (1) the sole and exclusive Control of the Sponsor Member and sole and exclusive authority to approve or vote on Major Decisions and all other matters affecting the Company on behalf of the Sponsor Member, (2) at least a fifty percent (50%) direct or indirect ownership, economic and beneficial interest in the Sponsor Member;

(2)       the Preferred Member has not notified the Sponsor Member in writing that it has reasonably determined that the Permitted Affiliate is a competitor of the Preferred Member or any Preferred Affiliate in any significant market or activity;

(3)       if an individual, the Permitted Affiliate is a U.S. citizen or resident;

(4)       if a legal entity of any type, the Permitted Affiliate is formed or organized under the laws of any state of the United States and complies with such purpose;

(5)       the Preferred Member has not notified the Sponsor Member in writing that it has reasonably determined that one or more Transfers are part of a series of Transfers to a Person who is not a Permitted Affiliate; and

(6)       the Permitted Affiliate is not a Prohibited Person.

(c)       Notice and Cure. When a specified Person no longer qualifies as a Permitted Affiliate of the Sponsor Member, the Sponsor Member and the Sponsor Principals shall cause that Person to Transfer the Membership Interest such Person holds in the Company or the ownership or other interests such Person holds in the Sponsor Member (or constituent shareholder, partners or members of the Sponsor Member) to be Transferred, within thirty (30) days after learning that such Person is no longer a Permitted Affiliate, to another Person who is a Permitted Affiliate.

Section 8.5. Compliance with Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement, no Transfer shall be made or be effective unless (i) it complies with all applicable requirements and conditions of any Loan Document in effect at the time of the Transfer and does not violate them or (ii) the loan evidenced or secured by the loan Documents is being paid off at the time of the Transfer. Each Member shall, and shall cause any Affiliate with a Membership Interest to, deliver to the Company and each non-transferring Member at least five (5) Business Days prior to the effective date of any Transfer a written certification stating that (a) any necessary consent of the relevant lender to the Transfer has been obtained (together with a complete copy of the Lender’s consent) or (b) no consent of the relevant lender to the Transfer is required.

Section 8.6. Partial Transfers. If a Member Transfers less than all of its Membership Interest in the Company or if all or part of the direct or indirect ownership or other interests in a Member are Transferred:

(a)       such Member shall continue to be a Member of the Company, shall be solely and fully liable and responsible for all Obligations under the Agreement relating to the Membership Interest that it continues to hold, as well as the Membership Interest that it had Transferred and shall be solely and exclusively entitled to receive the full amount of distributions to which it was originally entitled under this Agreement;

(b)       if such Member has the right to vote on Major Decisions, it shall continue to have the sole and exclusive right to approve Major Decisions and to take other actions required or permitted under this Agreement;

(c)       any Transferee of a partial Membership Interest from such Member shall not be admitted as or deemed to be a Member of the Company for any purpose;

(d)       the Company and the remaining Members shall have no Obligation (including for payment of distributions) to the Transferee from such Member; and

(e)       the Transfer shall be required to comply with all applicable requirements and conditions under any Loan Document.

Section 8.7. Transfer of Entire Member Interest. If a Member proposes to Transfer its entire Membership Interest in the Company to another Person as permitted by this Article, the Transfer shall not be completed or effective until all of the requirements stated below have been satisfied:

(a)       the Transferee has prepared, signed and delivered to the Company and each other remaining Member an Assignment and Assumption of Membership Interests in the form of Exhibit H to this Agreement (subject to reasonable modification) in which (1) the Transferring Member assigns its entire Membership Interest in the Company to the Transferee, (2) the Transferee assumes all obligations of the Transferring Member under the Agreement from and after the effective date of the Transfer and (3) the Transferring Member and the Transferee agree to pay all costs and expenses (including attorney’s fees) incident to the Transfer, including those incurred by the Company and any non-Transferring Member;

(b)       the only business purpose of the Transferee shall be to own the Membership Interests and the applicable organizational document will comply with all Loan Document requirements, and shall include the affirmative and negative covenants substantially in similar form and substance as the covenants set forth in Section 6.6;

(c)       upon the Transfer of its entire Membership Interest in the Company and the admission of such Member’s Transferee as a substitute Member pursuant to this Article, a Member shall be deemed to have withdrawn from the Company;

(d)       distributions payable on and after the date of the Transfer shall be payable solely to the Transferee and the Transferring Member shall have no claim to such distributions (unless otherwise provided in any contract or agreement between the Transferor and Transferee) even if all or a portion of such amount relates to a period prior to the Transfer;

(e)       the Transferee shall deliver to the Transferor an opinion of counsel in form and substance reasonably satisfactory to the Transferor and its counsel and covering the due authorization, execution and delivery by the Transferee of the documents and consents evidencing and authorizing the Transfer of the Membership Interest in the Company; and

(f)       the Transfer complies with all applicable requirements and conditions under any Loan Document.

Section 8.8. Additional Restrictions. Notwithstanding any provision to the contrary contained in the Agreement, no Transfer by a Member of any or all of its Membership Interest in the Company to another Person shall be made or be effective if the Transfer would or would likely (1) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes, (2) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or (3) violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws, rules or regulations.

Section 8.9. Pledge of Membership Interests.

(a)       Upon a foreclosure, sale or other transfer of the Sponsor Member’s Membership Interest in the Company pursuant to the Mezzanine Pledge Agreement, the holder of such Membership Interest shall, upon execution of a counterpart to this Agreement, automatically be admitted as Member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations of a Member hereunder, subject to the limitations on transferability of such interest as described in this Section 8.9(a). The Company acknowledges that the pledge of the membership interest in the Company made by the Sponsor Member in connection with the Mezzanine Pledge Agreement shall be a pledge not only of profits and losses of the Company, but also a pledge of all rights and obligations of the Sponsor Member. Upon a foreclosure, sale or other transfer of the Membership Interests of the Company pursuant to the Mezzanine Pledge Agreement, the successor Member may transfer its interests in the Company, subject to this Section 8.9(a). Notwithstanding any provision in the Delaware Act or any other provision contained herein to the contrary, the Sponsor Member shall be permitted to transfer, upon any foreclosure of such pledge in connection with the admission of the Mezzanine Lender as a Member, to the Mezzanine Lender its rights and powers to manage and control the affairs of the Company pursuant to the terms of the Mezzanine Pledge Agreement.

(b)       Notwithstanding anything to the contrary contained herein, the Sponsor Member shall not, without the prior written consent of the Mezzanine Lender, issue and shall not permit the issuance of any additional Membership Interest of the Company other than its initial issuance of Membership Interests issued on or prior to the date of this Agreement.

(c)       Each Member’s Membership Interests in the Company is a “security” governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of Delaware.

Article 9
RIGHTS AND DUTIES OF MEMBERS

Section 9.1. Relationship of Members. Each Member agrees that, to the fullest extent permitted by Section 18-1101 and other provisions of the Delaware Act and except to the extent expressly stated in this Agreement:

(a)       The Managing Member shall have the same fiduciary duty, responsibility and obligation to the Company and to each other Member of loyalty, care, good faith and fair dealing as are imposed on a general partner in a general partnership formed under Delaware law.

(b)       No Member other than the Managing Member shall have any fiduciary or other implied duty, responsibility or obligation of loyalty, care, good faith or fair dealing to the Company or any other Member.

(c)       Any consent, approval of a Major Decision, election to exercise rights under this Agreement, determination or other action by a Member shall be given, taken, or withheld in the sole and absolute discretion of that Member in the best interests of itself and its Affiliates and without regard to the best interests of the Company or another Member and its Affiliates or the financial, tax or other effect on the Company or another Member or its Affiliates.

Section 9.2. Limitation of Authority. No Member shall have authority to bind or act for the Company, a Subsidiary or another Member or incur or assume any Obligation or behalf of the Company, a Subsidiary or any other Member or to act as the agent, representative or attorney-in-fact for any other Member, a Subsidiary or the Company except to the extent expressly provided in (a) this Agreement or (b) as expressly set forth as a Major Decision, Approved by the Members.

Section 9.3. Limitation of Members’ Liability. No Member shall be responsible or liable for the Obligations of the Company or any Subsidiary except to the extent expressly required by the Delaware Act, this Agreement or any other agreement to which the Member is a party.

Section 9.4. Other Activities.

(a)       The Managing Member shall be required to manage the Company as its primary activity and function. Subject to Section 6.7, Affiliates of the Members may have other business interests and may engage in other activities in addition to those relating to the Company, including the making or management of other investments (debt and equity). Each Member recognizes that Affiliates of the Members have an interest in investing in, owning, operating, transferring, leasing and otherwise using real property and interests therein for profit, and engaging in any and all related or incidental activities and that each will make other investments consistent with such interests and the requirements of any agreement to which they or their Affiliates are a party. Except as provided in Section 6.7 and except to the extent stated in another agreement to which a Member is a party or by which it is bound: (1) neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to any other ventures or activities in which the Sponsor Member, the Preferred Member or Affiliates of any Member are involved or to the income or proceeds derived from those ventures or activities; (2) the pursuit of other ventures and activities by the Sponsor Member, the Preferred Member or Affiliates of any Member, even if competitive with the business of the Company or a Subsidiary, is hereby consented to by all other Members and shall not be deemed wrongful or improper under this Agreement or applicable law; and (3) no Affiliate of a Member shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and each such Affiliate shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity and no provision in this Agreement shall limit or restrict in any manner whatsoever the activities of any Preferred Affiliate.

Section 9.5. Confidentiality. Neither the Sponsor Member, nor Sponsor Principal nor any of their Affiliates shall disclose the terms of this Agreement without the prior written consent of the Preferred Members except (a) to its attorneys, accountants and other advisors, (b) to the extent required by law to any governmental agency or unit or in any Court proceeding, (c) to prospective assignees of Membership Interests or interests in the Sponsor Member who agree to maintain the confidentiality of the provisions of this Agreement or (d) to an existing or prospective lender to the Company or any Subsidiary. In addition, the Sponsor Member and Sponsor Principals shall not disclose the fact that the Preferred Member or its Affiliates are Members or investors in the Company or the Subsidiaries in advertising, press releases or other comparable statements to the public without the prior written consent of the Preferred Member. The provisions of this Section shall survive the expiration or other termination of this Agreement. Except as may be required by securities or other laws, this Section 9.5 shall not apply to tax matters and such tax matters may be disclosed.

Section 9.6. No Partition. Each Member hereby irrevocably waives any and all right that it may have to maintain any action for partition of all or any portion of any Property.

Article 10
INDEMNIFICATION

Section 10.1. Indemnification by Company. The Company as Indemnitor shall, subject to the limitations stated below and those set forth in Section 10.4, indemnify, defend and hold harmless each Member and its Affiliates as Indemnitees to the fullest extent permitted by applicable law against all Losses of those Indemnitees caused by, resulting from or arising out of the participation by any Indemnitee in the activities of the Company as Members. The Indemnitor shall be required to indemnify the Indemnitee pursuant to this Section only if (a) the Indemnitee acted in good faith, in a manner required or permitted by the terms of this Agreement, (b) the Indemnitee is not obligated to indemnify the Company, any Subsidiary, other Members or their Affiliates against Losses arising out of the same action or inaction pursuant to Section 10.2 and (c) with respect to any criminal action or proceeding, the Indemnitee did not have reasonable cause to believe that its conduct was unlawful. The termination of a lawsuit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that an Indemnitee did not meet those standards. Any indemnification by the Company permitted under this Section shall be made solely out of the assets of the Company. No Member shall be obligated to make any Capital Contributions or loans to the Company to enable the Company to provide such indemnification.

Section 10.2. Indemnification by Member. Subject to the provisions of Section 6.5, each Member as Indemnitor shall indemnify, defend and hold harmless the Company, the Subsidiaries and each other Member and its Affiliates as Indemnitees to the fullest extent permitted by applicable law against all Losses of those Indemnitees caused by, resulting from or arising out of (a) losses, damages, liabilities, costs and expenses (including attorneys’ fees) incurred as a result of the violation, default or breach by the Indemnitor of this Agreement, (b) the failure of the Indemnitor or any of its Affiliates (including a Sponsor Principal, if applicable) to comply with the requirements of or default under any guaranty, indemnity agreement or other like instrument given by any of them under or in connection with any Existing Financing or any other financing obtained by the Company or a Subsidiary or (c) the fraud, intentional violation of law, willful or intentional misconduct or gross negligence of the Indemnitor or any of its Affiliates (including a Sponsor Principal, if applicable) that causes the Company or a Subsidiary to breach or default under any Existing Financing or any other agreement to which the Company or a Subsidiary is a party.

Section 10.3. Indemnification by Transferring Member. Any Member that Transfers all or any portion of its Membership Interest and any Sponsor Principal who Transfers all or any part of its ownership or other interests in the Sponsor Member shall in each case as Indemnitor indemnify, defend and hold harmless the Company, the Subsidiaries, each other Member and their Affiliates as Indemnitees to the fullest extent permitted by applicable law against all Losses of those Indemnitees caused by, resulting from or arising out of (i) any failure by the Indemnitor to comply with any federal, state, local or foreign securities, antitrust or other laws or regulations applicable to such Transfer (including those relating to payment of transfer taxes) or (ii) any breach, default or violation of any Existing Financing or any future financing caused by or attributable to such Transfer.

Section 10.4. Limitations on Indemnification. No Indemnitor shall be obligated to indemnify an Indemnitee pursuant to this Article to the extent that (a) the Indemnitee has committed by way of action or omission any fraud, intentional violation of law, gross negligence, or willful misconduct, (b) the Loss to the Indemnitee was caused by, resulted from or arose out of a breach, default or violation by the Indemnitee of this Agreement and the breach, default or violation was intentional, willful or grossly negligent, (c) the Loss to the Indemnitee was caused by, resulted from or arose out of the requirements of any guaranty, indemnity agreement or other like instrument given by the Indemnitee in connection with any Existing Financing or any future financing obtained by the Company or a Subsidiary (whether or not the Loss was caused by, resulted from or arose out of any breach or other failure by the Indemnitee thereunder), except to the extent the Indemnitee is not the Preferred Member and the Loss was caused solely by the gross negligence or intentional misconduct of the Preferred Member, or (2) the Loss to the Indemnitee was caused by or resulted from or arose out of any of its Affiliates (including the Sponsor Principals with respect to the Sponsor Member) taking any action or causing any event described in clauses (a) through (c) above.

Section 10.5. Indemnification Procedures and Restrictions.

(a)       If a claim or assertion of liability is made by a Third Party against a possible Indemnitee that, if prevailed upon by any such Third Party, may result in that Party being entitled to indemnification as an Indemnitee pursuant to this Article (“Claim”), the Indemnitee will upon learning of the Claim give to each possible Indemnitor immediate written Notice of the Claim and request the Indemnitors to defend the Claim at the Indemnitors’ sole cost and expense with counsel reasonably acceptable to the Indemnitee. Failure to so notify the Indemnitors will not relieve the Indemnitors of any liability that the Indemnitors may have to such Indemnitee except to the extent that such failure actually and materially prejudices the Indemnitors’ legal position. Counsel for the Company (past or present) shall not represent any Member or its Affiliates in the assertion or defense of any Claim or in any dispute with another Member or its Affiliates. The Indemnitors shall have the obligation to defend the Indemnitee against the Claim if such Indemnitee is entitled to indemnification pursuant to this Article. The Indemnitors shall give written Notice within five (5) Business Days to the Indemnitee of acceptance or rejection of the defense of the Claim and the name of the counsel selected by the Indemnitors to defend the Claim. If an Indemnitor refuses or fails for any reason to defend an Indemnitee in violation of this Section, or places qualifications or conditions on the acceptance of the obligation to defend such Claim, the Indemnitee (provided Indemnitor may participate in the defense of such claim) (1) shall have the right to defend the Claim with legal counsel it selects and (2) after any final non-appealable judgment or binding settlement or dismissal, if the Indemnitor is the Company, a Subsidiary or another Member, shall be paid or reimbursed the full amount of all costs and expenses (including attorneys’ fees) which the Indemnitee incurred in defending itself before any distributions are made pursuant to Article 4. Even if the defense of the Claim is unconditionally accepted, the Indemnitee shall be entitled to participate with the Indemnitors in the defense and also will be entitled at its option (and expense) to employ separate counsel for the defense. Each Indemnitor and Indemnitee shall cooperate with each other in the defense of a Claim and shall make its relevant records available to the other with respect to the defense except to the extent that any such Person shall reasonably determine (based upon advice of counsel) that making all or any portion of its relevant records available to another Person would constitute a waiver and result in the loss of the attorney-client privilege or the attorney work-product privilege between such Person and its legal counsel; provided, however, that each Member recognizes and agrees that legal work and legal services performed in connection with the Properties and the operation and management of the Company and the Subsidiaries (whether or not legal counsel was engaged by the Members) is performed on behalf of the Company, the Subsidiaries and its Members, so that neither any Member, the Subsidiaries nor the Company shall be entitled to withhold from any Member records relating to work or services that is performed on behalf of the Company or a Subsidiary or in connection with the Properties.

(b)       No Indemnitee shall be entitled to indemnification under this Article if it has entered into any written settlement or compromise of any Claim without the prior written consent of the Indemnitors. If a bona fide settlement offer is made with respect to a Claim and the Indemnitors desire to accept and agree to the offer, the Indemnitors will give written Notice to the Indemnitee to that effect (“Settlement Notice”). If the Settlement Notice (1) includes a full, unconditional release of the Indemnitee, which release is enforceable in the reasonable opinion of the Indemnitee’s counsel, (2) does not have any material adverse effect on the Indemnitee (it being understood and agreed by the Members, however, that use of Available Cash from Operations or Net Capital Transaction Proceeds that would otherwise be available for distribution to Members pursuant to Article 4 shall be deemed to constitute a material adverse effect for purposes of this provision) and (3) the Indemnitee fails to consent to the settlement offer within ten (10) Business Days after receipt of the Settlement Notice or rejects the settlement offer, then the Indemnitee shall thereafter be solely responsible for continuing the defense of such Claim. In that event, the maximum liability of the Indemnitors as to such claim will not exceed the amount of such settlement offer.

(c)       Funds of the Company shall not be used for indemnification except to the extent that the Company or a Subsidiary is an Indemnitor and is the only responsible Party to provide indemnification under this Article. Any payment of Losses or any other amounts by any Member as Indemnitor pursuant to this Article shall not be treated or deemed to be a Capital Contribution by that Member under this Agreement. No payment by a Member or its Affiliates of amounts pursuant to any guaranty, indemnity agreement or other like instrument given by any of them in connection with any Existing Financing or any future financing obtained by the Company or a Subsidiary shall be treated or deemed to be a Capital Contribution or other loan or contribution of any kind to the Company by or on behalf of that Member under this Agreement. Each Member, for itself and on behalf of its Affiliates, hereby irrevocably and unconditionally waives and releases any subrogation or similar right that any of them would otherwise have against the Company or a Subsidiary because or as a result of a payment made by any of them pursuant to any such guaranty, indemnity agreement or other like instrument unless and until each lender under such Existing Financing or future financing has been paid in full in cash.

Section 10.6. Use of Distributions to Satisfy Indemnification Obligations. If a Member as Indemnitor fails for any reason to pay an amount owed to the Company, a Subsidiary, another Member or its Affiliates or Affiliates as Indemnitees pursuant to the indemnification provisions of this Article, the Company shall deduct the amount owed (including accrued interest at the rate of 20% per year, compounded monthly) from cash distributions otherwise payable to the Indemnitor pursuant to Article 4 and shall pay the amount so deducted directly to the Indemnitee in satisfaction of the Indemnitor’s obligation. The amount so deducted shall nevertheless be treated for all purposes as having been distributed to the Indemnitor pursuant to this Agreement. In addition, if a Member as Indemnitee satisfies any Claim with its own funds and the Indemnitor breaches its Obligations to Indemnify the Indemnitee pursuant to this Article, the amounts so funded by the Indemnitee with respect to such Claim (at the option of each Indemnitee) shall be deemed to be a Capital Contribution made by such Indemnitee to the Company for all purposes of this Agreement.

Section 10.7. Indemnification Not Exclusive. The indemnification rights described in this Article shall be in addition to any other rights that an Indemnitee may have under any other agreement between the Members and/or for the Company or a Subsidiary, pursuant to any law or regulation or through insurance and shall continue as to an Indemnitee who is no longer a Party and shall inure to the benefit of its Permitted Successors.

Section 10.8. Insurance. The Company may purchase and maintain insurance on behalf of any Indemnitee if approved as a Major Decision. If insurance is obtained for any Indemnitee, it shall be obtained on the same basis for all other Indemnitees who have comparable risks.

Section 10.9. Survival of Indemnification Obligations. The indemnification obligations under this Article shall survive the Transfer of Membership Interests by any Member, the sale of the Properties by the Company or the dissolution of the Company.

Article 11
FINANCIAL AND ACCOUNTING MATTERS

Section 11.1. Books and Records. The Managing Member shall maintain or cause to be maintained, at the expense of the Company and in a manner customary and consistent with good accounting principles, practices and procedures, office records, books and accounts (which shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial and other transaction with respect to the operations of the Company and ownership and operation of the Properties. Bills, receipts, vouchers and other appropriate evidence of revenues and expenses of the Company shall be maintained on file by the Managing Member. The Managing Member shall maintain all records, books and accounts of the Company in a safe manner and separate from any other records, books and accounts. All records, books and accounts shall be prepared and maintained by the Managing Member at the principal place of business of the Company or any other Approved place or places. Each Member or its duly authorized representative shall have the right to inspect, examine, copy and audit all records, books and accounts at the Company’s office during reasonable business hours.

Section 11.2. Bank Accounts.

(a)       The Managing Member shall deposit and shall cause the Company, each property or asset manager employed by or on behalf of the Company and, to the extent required under the Loan Documents, the tenants under all leases with the Properties to deposit all revenues and receipts of the Company, including cash balances derived from rents or occupancy payments or otherwise arising from ownership or leasehold interest of the Properties into the Working Capital Account. Funds shall then be released from the Working Capital Account into a bank account established in the name of the Company (the “Sub-WC Account”) in accordance with Section 5.13 and then further transferred into one or more bank accounts established in the name of the applicable Fee Subsidiaries with respect to the applicable Property (each, a “Property Account” and, together with the Sub-WC Account, collectively, the “Accounts” or individually, an “Account”) for payment of the Permitted Company Costs. In no event shall any Account be commingled with any accounts of the Managing Member or any other Person. Each Account shall be opened in such depository institution under such arrangements as the Members shall Approve. Any investment of funds in an Account shall be made in the name of the Company and shall be invested in one or more of the Permitted Investments.

(b)       Through the use of signature cards, authorized representatives of the Managing Member and the Preferred Member shall have access to all Accounts and their contents; provided, however, to the extent the Company fails to redeem the Preferred Member’s Membership Interests in the Company for the Redemption Price on or before the Redemption Date, then immediately thereupon the Managing Member shall no longer be authorized to access the Accounts and their contents. Funds in the Account shall be disbursed in accordance with Section 2.7.2 of the Mezzanine Loan Agreement.

(c)       The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and the Subsidiaries. The funds of the Company shall not be co-mingled with the funds of the Managing Member or any other Person and the Managing Member shall not employ such funds in any manner except for the benefit of the Company and in accordance with the terms of this Agreement, including the Approved Budget.

Section 11.3. Intentionally Omitted.

Section 11.4. Annual Reports. As soon as practicable (but in no event later than sixty (60) days after the end of each Fiscal Year during the term of this Agreement), the Managing Member shall, arrange for and furnish to the Preferred Member and the Preferred Asset Manager annual financial statements (each, an “Annual Report”) for such Fiscal Year accurately reflecting the financial condition and the results of operation of the Properties, including statements and calculations of Available Cash from Operations, Net Capital Transaction Proceeds and Company Costs, all prepared in accordance with GAAP and the applicable provisions of this Agreement and, if required by either Member or by the Loan Documents, audited and certified by the Accountants.

Section 11.5. Reports under Loan Documents. The Managing Member shall send to the Preferred Member and the Preferred Asset Manager all financial or other reports or written data sent to a lender of the Company or a Subsidiary pursuant to the Loan Documents.

Section 11.6. Reports under Property Management Agreement and Development Agreement. The Managing Member shall send to the Preferred Asset Manager all reports and statements that the property manager is required to produce or generate pursuant to the requirements under any property or asset management agreement or the developer is required to produce or generate pursuant to the requirements under any development agreement.

Section 11.7. Information Requests. The Managing Member on behalf of the Company shall provide to the Preferred Member: (1) within twenty-five (25) days after the end of each calendar quarter, an estimate of the Company’s gross assets as of such quarter-end and gross income for the year through such quarter-end as determined for purposes of Section 856(c) of the Code, and (2) all information reasonably requested by the Preferred Member related to the business and operation of the Company, the Subsidiaries or the Properties, including such information as the Preferred Member may reasonably request in order to determine its (or its direct or indirect holders) qualification as a REIT.

Article 12
TAX MATTERS

Section 12.1. Taxation as Partnership. The Members intend and hereby agree that the Company shall be treated as a partnership the Members shall be treated as partners and the Preferred Member’s interest shall be treated as a partnership interest for federal, state, local and foreign income tax purposes. No Party shall take any action that will result in the Company being taxed other than as a partnership. The Managing Member shall prepare and file with the IRS and other necessary tax authorities all documents necessary, if any, to confirm and maintain this classification as a partnership. This classification as a partnership is solely for income tax purposes and the Company, its Members and their Affiliates shall not be treated or deemed to be partners or a partnership for any other purpose.

Section 12.2. Capital Accounts; Tax Allocations. Exhibit I attached to this Agreement provides for the maintenance of Capital Accounts for each Member and allocation of profits, losses and other tax items to the Members.

Section 12.3. Tax Matters Member; Tax Audits. The Managing Member is hereby designated as the “tax matters partner” for the Company, as that term is defined in Section 6231(a)(7) of the Code and corresponding provisions of applicable state law, and shall have all the rights and powers of the “tax matters partner” pursuant to those provisions. All tax audits and tax litigation shall be conducted under the direction and control of the Managing Member. Consistent with the requirements of the Code and the Treasury Regulations, the Managing Member shall take commercially reasonable measures to inform the other Members of any material decision or action it takes as “tax matters partner” and shall obtain the consent of the Preferred Member prior to taking any material action as tax matters partner. From and after January 1, 2018, the Managing Member shall be the “partnership representative” for the Company, as that term is defined in Section 6223 of the Code. The Managing Member shall elect the application of Section 6226 of the Code with respect to any “imputed underpayment” (as defined in such Code section).

Section 12.4. Tax Elections. The Managing Member shall have the exclusive right to make any determination whether the Company shall make available elections (including any election pursuant to Section 754 of the Code relating to certain adjustments to the basis of the Company’s Property) for federal, state or local income tax purposes. The Managing Member shall determine any issue regarding or affecting the reporting or characterization for tax purposes of items of income, gain, loss or deduction of the Company. Notwithstanding anything herein to the contrary, the Managing Member (i) shall obtain the consent of the Preferred Member prior to making any material tax election or tax determination, and (ii) will not make any election or cause any person to make any election that would result in a Subsidiary being treated as anything other than a disregarded entity for U.S. tax purposes (or a partnership if it has more than one member) without the approval of the Preferred Member.

Section 12.5. Tax Returns. All U.S. federal, state and local income tax returns shall be prepared by the Accountants under the direction of the Managing Member. The Managing Member shall cause the Accountants to submit drafts of all tax returns (including all related schedules and exhibits and upon request, copies of all supporting workpapers) to the Members, together with a request for comments on their contents, at least thirty (30) days prior to the required filing date (including extensions). All tax returns shall be subject to the final approval of the Preferred Member and the Managing Member shall file or cause to be filed all such tax returns required to be filed by or on behalf of the Company. All costs and expenses associated with the preparation and filing of tax returns and other tax work required or permitted by this Article shall be Company Costs and shall be paid or reimbursed by the Company. The Managing Member shall cause the Company to furnish each Member, within seventy-five (75) days following the end of each Fiscal Year, a Schedule K-1 for such Fiscal Year.

Section 12.6. Withholding Taxes. The Managing Member shall take all such actions reasonably necessary for the Company to comply with any withholding or comparable tax requirements under federal, state, local and foreign law and shall remit any amounts withheld to, and file required forms with, the applicable jurisdictions. All amounts withheld shall be treated as having been distributed to the Member with respect to whom the withholding was made. If a Member receives an amount that should have been withheld, the Managing Member may, at its option, (a) require that Member to reimburse the Company for such withholding or (b) reduce any subsequent distributions to that Member by the amount of the required withholding. Each Member agrees to furnish the Company with such representations and forms as the Managing Member shall reasonably request to assist in complying with the Company’s withholding obligations. A Member subject to withholding shall pay or reimburse to the Company all identifiable costs or expenses of the Company caused by or resulting from withholding (or the failure to provide for such withholding) with respect to that Member.

Section 12.7. REIT Status. The Managing Member shall at all times use best efforts (subject to the Approval of the Preferred Member being granted where necessary) to conduct the business of the Company and the Subsidiaries such that (a) the nature of the Company’s assets and gross revenues (as determined pursuant to Section 856(c)(2), (3) and (4) of the Code) would permit the Company (determined as if the Company were a real estate investment trust (“REIT”) for U.S. federal income tax purposes) to qualify as a REIT under Section 856 of the Code, (b) the Company will not realize any income from foreclosure property within the meaning of Section 857(b)(4) of the Code, (c) the Company will not engage in a prohibited transaction within the meaning of Section 857(b)(6) of the Code, (d) the Company and the Subsidiaries will not be treated as operating or managing a lodging facility or a health care facility within the meaning of Section 856(l)(3) of the Code, and (e) if the Company holds directly or indirectly an interest in any entity that is treated as a corporation for U.S. federal income tax purposes it shall cause such corporation to elect to be a taxable REIT Subsidiary in accordance with Section 856(l) with respect to the Preferred Member (or any direct or indirect beneficial owner thereof) within seventy five (75) days of the Company holding such interest in such corporation. In furtherance of the foregoing, prior to providing any new services or amenities at the Properties, the Sponsor Member shall consult the Preferred Member and shall, if requested by the Preferred Member, use commercially reasonable efforts as directed by the Preferred Member to cause such services to be provided through a taxable REIT Subsidiary. In addition, notwithstanding anything herein to the contrary, the Company shall distribute to the Members in each calendar year an amount equal to no less than 90% of its “real estate investment trust taxable income” (as defined in Section 857 of the Code) for such calendar year, determined as if the Company were a REIT.

Article 13
DISSOLUTION AND WINDING UP

Section 13.1. Events Resulting in Dissolution. The Company shall dissolve pursuant to the Delaware Act only if one or more of the following events occurs:

(a)       The sale of all or substantially all of the Properties or the Company’s interest in each of the Subsidiaries, provided, however, that if such sale is made on the terms that the Company or a Subsidiary takes a note or other indebtedness of the purchaser for part of the purchase price, no dissolution shall occur until such time as the Company or such Subsidiary ceases to be the holder of such note or indebtedness or such note or the indebtedness evidenced by such note has been paid in full;

(b)       The unanimous agreement in writing by the Members to dissolve the Company;

(c)       The voluntary or involuntary dissolution of both Members; or

(d)       Any other event that requires the Company’s dissolution under the Delaware Act.

Section 13.2. Procedure.

(a)       Upon the dissolution of the Company, the Sponsor Member shall wind up the affairs of the Company and shall be referred to below as the “Authorized Member.” The Members shall continue to receive allocations of Net Income and Net Losses and distributions of Available Cash from Operations and Net Capital Transaction Proceeds during the period of liquidation of the Company in the same manner and proportion as though the Company had not dissolved. The Authorized Member shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Properties or the Subsidiaries pursuant to such liquidation, having due regard for the relevant market and general financial and economic conditions.

(b)       Following the payment of all debts and liabilities of the Company and all expenses of liquidation, and subject to the rights of the Authorized Member to set up such cash reserves in an amount and for so long as it may deem reasonably necessary as determined by the Authorized Member in good faith for the payment of contingent or unforeseen Obligations of the Company (including indemnification obligations), which will continue after the sale of the Properties, the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with Section 4.1(c). Any cash reserves referred to in this Section shall be released and distributed as soon as practicable after the date that corresponding liabilities reserved against are satisfied, discharged or otherwise terminated.

(c)       Within a reasonable time following the completion of the liquidation of the Properties by the Fee Subsidiaries and the liquidation of all other assets of the Company, the Authorized Member shall deliver to each of the Members a statement prepared by the Accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member’s portion of distributions payable pursuant to this Agreement.

(d)       Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Authorized Member shall have the authority to execute and record a certificate of cancellation of the Company as well as any and all other documents required to complete the dissolution and termination of the Company.

Article 14
NOTICES

Section 14.1. Notices. All notices, consents, requests for approval, demands, waivers or other communications (collectively referred to as a “Notice”) required to be sent or otherwise applicable under this Agreement shall be in writing and shall be sent to each applicable Party, its or their legal counsel at the addresses set forth below and, if to the Preferred Members, to the Preferred Asset Manager. A Notice that complies with the requirements of this Section shall be deemed to have been duly received: (a) when delivered personally; (b) three (3) Business Days after being mailed, registered or certified mail, return receipt requested and with postage prepaid by the sender; (c) one (1) Business Day after being delivered to a reputable overnight courier service, marked for next day delivery and with delivery charges prepaid by the sender; or (d) on the date of sending by printable document format via e-mail if sent during business hours on a Business Day (otherwise on the next Business Day), if the Notice is also sent by any means described in clause (a), (b) or (c) above.

Section 14.2. Addresses for Notices. Notices shall be sent and addressed as follows:

(a)       To the Company:

c/o Plymouth Industrial 20 Financial LLC

260 Franklin Street, 19th Floor

Boston, Massachusetts 02110

Attention: Jeffrey E. Witherell

Email: jeff.witherell@plymouthrei.com

and with a copy to:

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Attention: Kenneth Betts

Email: kenneth.betts@lockelord.com

(b)       To Sponsor Member:

c/o Plymouth Industrial 20 Financial LLC

260 Franklin Street, 19th Floor

Boston, Massachusetts 02110

Attention: Jeffrey E. Witherell

Email: jeff.witherell@plymouthrei.com

with a copy to:

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Attention: Kenneth Betts

Email: kenneth.betts@lockelord.com

(c)       To the Preferred Member:

c/o Torchlight Investors

475 Fifth Avenue, 10th Floor

New York, New York 10017

Attention: Gianluca Montalti

Email: gmontalti@torchlightinvestors.com

with a copy to:

c/o Torchlight Investors

475 Fifth Avenue, 10th Floor

New York, New York 10017

Attention: Abbey Kosakowski

Email: akosakowski@torchlightinvestors.com

with a copy to:

Windels Marx Lane & Mittendorf, LLP

156 West 56th Street, 21st Floor

New York, New York 10019

Attention: Robert A. Rossi

Email: rrossi@windelsmarx.com

(d)       To Preferred Asset Manager:

Trimont Real Estate Advisors, Inc.

One Alliance Center

3500 Lenox Road #G1

Atlanta, Georgia 30326

Attention: Eric Lind

Email: elind@trimontrea.com

Section 14.3. Notice of Deadline. Any Notice given pursuant to this Agreement that sets forth a deadline or other time period within which the recipient must respond shall state in capital letters at the top of the first page of the Notice and, if delivered in an envelope or other container or package, on the envelope or container: “URGENT – CORRESPONDENCE CONTAINS DEADLINE FOR RESPONSE” or words comparable in meaning. The failure of a Notice to comply with the requirement in the preceding sentence shall not, however, affect the validity of the Notice unless the recipient can demonstrate clearly that the failure to so comply was a material factor in the recipient’s failure to respond by the deadline stated in the Notice.

Section 14.4. Change of Address. Each Party and its Permitted Successors shall have the right from time to time and at any time during the term of this Agreement to change its address for Notices or facsimile number by giving Notice of such claim to each other Party as provided in Section 14.2. Each Party shall have the right to specify as its address any other address located within the United States of America.

Article 15
MISCELLANEOUS

Section 15.1. Entire Agreement. This Agreement, together with all Exhibits and Schedules, constitutes the entire agreement among the Parties pertaining to its subject matter. This Agreement supersedes any prior agreement or understanding among the Parties with respect to its subject matter, but shall not amend, modify, supersede or in any way affect any other agreement or understanding among the Members or their Affiliates that do not relate to the subject matter of this Agreement.

Section 15.2. Amendments. No provision of this Agreement may be amended, supplemented or waived except in a written instrument signed by all the Members and, if the change adversely affects the Sponsor Principals, by the Sponsor Principals as well.

Section 15.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their Permitted Successors.

Section 15.4. No Third Party Beneficiaries. The capital contribution and indemnification requirements and all other terms and provisions of this Agreement are for the sole and exclusive benefit of the Parties and their Permitted Successors and shall not be deemed to create any rights for the benefit of any other Person except for any Preferred Affiliate pursuant to Section 6.5 and Article 10.

Section 15.5. Governing Law. This Agreement and the rights of the Parties shall be governed by, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.

Section 15.6. Jurisdiction; Choice of Forum. Each Party hereby irrevocably (a) submits to the exclusive jurisdiction of any New York State, Delaware State, or Federal Court sitting in the County of New York (New York) or New Castle (Delaware), in any action or proceeding arising out of or relating to this Agreement, the relations between the Parties and any matter, action or transaction described in this Agreement, (b) agrees that any such courts shall have exclusive jurisdiction over such actions or proceedings, (c) waives the defense of inconvenient forum to the maintenance and continuation of such action or proceeding, (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies (certified mail, return receipt requested and postage prepaid) of such process to them at their addresses specified in Article 14 and (e) agrees that a final and non-appealable judgment rendered by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 15.7. WAIVER OF JURY TRIAL. EACH MEMBER AND SPONSOR PRINCIPAL, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT OR PROCEEDING RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS).

Section 15.8. Severability. If any provision of this Agreement or the application of such provision to any Party or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of that provision to another Party or circumstance shall not be affected thereby.

Section 15.9. Cumulative Remedies. Except to the extent expressly stated in this Agreement, (a) no remedy conferred upon the Company or any Party pursuant to this Agreement is intended to be exclusive of any other remedy available under this Agreement or applicable law and (b) each remedy shall be cumulative and shall be in addition to every other remedy available under this Agreement or applicable law now or in the future.

Section 15.10. No Waiver. No waiver by a Party or the Company of any default, breach or violation of this Agreement shall be deemed to be a waiver of any other default, breach or violation of any kind or nature, whether or not similar to the default, breach or violation that has been waived or failure to enforce a particular provision in one instance shall not be deemed a waiver or modification of rights or preclude the enforcement thereafter. No acceptance of payment or performance by a Party or the Company after any such default, breach or violation shall be deemed to be a waiver of any default, breach or violation of this Agreement, whether or not such Party or the Company knows of such default, breach or violation at the time it accepts such payment or performance. Subject to any applicable statutes of limitation, no failure or delay on the part of a Party or the Company to exercise any right it may have under this Agreement shall prevent its exercise by such Party or the Company, and no such failure or delay shall operate as a waiver of any default, breach or violation of this Agreement.

Section 15.11. Counterparts. This Agreement may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart and photocopies may be used.

Section 15.12. Email Signature. Any Party may deliver its signature to this Agreement or any Notice or other document described in this Agreement or relating to the Company or a Property by email transmission to the proper recipient. Any document signed by a Party by pdf email transmission and reasonably believed by the recipient to have been sent by or on behalf of that Party shall (a) be binding upon and fully enforceable against that Party as though it had delivered a manually-signed counterpart to the recipient, (b) be accepted by any Court as equivalent to a manually-signed counterpart for purposes of any evidentiary rule and (c) no Party will object to the effectiveness or validity of such email signature.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed by a duly authorized officer, all as of the day and year first above written.

MEMBERS:

DOF IV PLYMOUTH PM, LLC,
a Delaware limited liability company

By:____________________________
Name:
Title:

PLYMOUTH INDUSTRIAL 20 FINANCIAL LLC,
a Delaware limited liability company

By: ________________________
Name:
Title:

INDEPENDENT MANAGERS:

/s/ JENNIFER SCHWARTZ
JENNIFER SCHWARTZ, an individual

/s/ RICARDO BEAUSOLEIL
RICARDO BEAUSOLEIL, an individual

Signatures of Sponsor Principals and Affiliates of the Sponsor Member

Each of the Persons shown below is a Sponsor Principal named in this Agreement or an Affiliate of the Sponsor Member (individually, a “Sponsor Joinder Party” and collectively, “Sponsor Joinder Parties”) and is signing this Agreement as a Party to confirm his/its covenants in this Agreement. By signing this Agreement, each Sponsor Joinder Party is not and will not become (a) a member, manager, officer or employee of the Company or (b) responsible or liable, either directly or as a guarantor or surety, for any Obligation of the Company, any Member of the Company or any other Person except to the extent expressly stated below or otherwise pursuant to a separate written agreement signed by such Sponsor Joinder Party.

Each Sponsor Joinder Party agrees that he or it shall be personally liable and responsible to the Company and its Members, on a joint and several basis, for any of their (a) fraud, gross negligence or willful misconduct and (b) breach of any representation, warranty or covenant made by any Sponsor Principal in Article 6 of this Agreement, but only if and to the extent (1) such breach was caused by or resulted from action or inaction by any Sponsor Principal or its Affiliates that was intentional, willful or fraudulent, (2) of the actual amount of the Losses (excluding any consequential, special or punitive damages) to the Company and/or its Members caused by or resulting from such breach and (3) such actual Losses are material in amount, it being agreed that Losses shall not be considered “material in amount” until they exceed $100,000 in the aggregate with respect to breach by any Sponsor Principal or its Affiliates.

Each Sponsor Joinder Party agrees, jointly and severally, that he or it shall be personally liable and responsible to the Preferred Member for the payment of the entire Redemption Price (or any part thereof) from and after the date that any of the following events occurs: (a) the failure or refusal of Sponsor Member or its Affiliates to cooperate fully and completely with the Preferred Member in effectuating all of the provisions of Section 4.2 of this Agreement, including, without limitation, the distribution of the Mosteller Property, Transfer of the Transferred TCG Interest or the Mosteller Membership Interest, as applicable, the execution and delivery of the Mosteller Loan Documents, the Supplemental Mezzanine Loan Documents, the Redemption and Withdrawal Agreement, the TCG Assignment, the TL Distribution Agreement, the Plymouth Distribution Agreement, the Participation Agreement and any other documents in connection with Section 4.2 of this Agreement to the same any of the foregoing is applicable under such Section 4.2; or (b) any action by the Sponsor Member or its Affiliate or the assertion of any defense or claim by the Sponsor Member or its Affiliate that hinders, delays or interferes with the Preferred Member’s enforcement of its rights under Section 4.2 of this Agreement.

Each Sponsor Joinder Party, jointly and severally, guarantees the payment and performance of all obligations of Sponsor Member and Plymouth OP pursuant to Section 4.2(c) of this Agreement and shall be personally liable and responsible to the Preferred Member for any Atlanta Distributions that are not properly paid in accordance with Section 4.2(c) of this Agreement.

____________________________ JEFFREY E. WITHERELL	____________________________ PENDELTON P. WHITE, JR.
____________________________ DANIEL C. WRIGHT
PLYMOUTH INDUSTRIAL OP, LP a Delaware limited partnership By: ________________________ Name: Title:	PLYMOUTH INDUSTRIAL REIT, INC. a Maryland corporation By: ________________________ Name: Title:

Schedule 1

Fee Subsidiaries and Properties

Fee Subsidiary	Property
Plymouth 3940 Stern LLC	3940 Stern Avenue, St. Charles, Illinois
Plymouth 1875 Holmes LLC	1875 Holmes Road, Elgin, Illinois
Plymouth 1355 Holmes LLC	1355 Holmes Road, Elgin, Illinois
Plymouth 189 Seegers LLC	189 & 191 Seegers Avenue, Elk Grove Village, Illinois
Plymouth 11351 West 183rd LLC	11351 West 183rd Street, Orland Park, Illinois
Plymouth 2401 Commerce LLC	2401 Commerce Drive, Libertyville, Illinois
Plymouth Mosteller LLC	Mosteller Distribution Center I&II, Sharonville, Ohio
Plymouth 4115 Thunderbird LLC	4115 Thunderbird Lane, Fairfield, Ohio
Plymouth 7585 Empire LLC	7585 Empire Drive, Florence, Kentucky
Plymouth 210 American LLC	210 American Drive, Jackson, Tennessee
Plymouth 3500 Southwest LLC	3500 Southwest Boulevard, Grove City, Ohio
Plymouth 3100 Creekside LLC	3100 Creekside Parkway, Lockbourne, Ohio
Plymouth 8288 Green Meadows LLC	8288 Green Meadows Drive, Lewis Center, Ohio
Plymouth 8273 Green Meadows LLC	8273 Green Meadows Drive, Lewis Center, Ohio
Plymouth 7001 Americana LLC	7001 Americana Parkway, Reynoldsburg, Ohio
Plymouth Shelby LLC	6005, 6045 & 6075 Shelby Drive, Memphis, Tennessee
Plymouth 32 Dart LLC	32 Dart Road, Newnan, Georgia
Plymouth 56 Milliken LLC	56 Milliken Road, Portland, Maine
Plymouth 4 East Stow LLC	4 East Stow Road, Marlton, New Jersey
Plymouth 1755 Enterprise LLC	1755 Enterprise Parkway, Twinsburg, Ohio

S1-1

Schedule 3.1(a)

Senior Loan Documents

(All documents are dated as of October 17, 2016 unless stated otherwise.)

1.	Loan Agreement (the “Senior Loan Agreement”), by and among PLYMOUTH 8273 GREEN MEADOWS LLC, a Delaware limited liability company (“8273 Green Meadows Borrower”), PLYMOUTH 8288 GREEN MEADOWS LLC, a Delaware limited liability company (“8288 Green Meadows Borrower”), PLYMOUTH 7001 AMERICANA LLC, a Delaware limited liability company (“7001 Americana Borrower”), PLYMOUTH 3100 CREEKSIDE LLC, a Delaware limited liability company (“3100 Creekside Borrower”), PLYMOUTH SHELBY LLC, a Delaware limited liability company (“Shelby Borrower”), PLYMOUTH 3940 STERN LLC, a Delaware limited liability company (“3940 Stern Borrower”), PLYMOUTH 1875 HOLMES LLC, a Delaware limited liability company (“1875 Holmes Borrower”), PLYMOUTH 1355 HOLMES LLC, a Delaware limited liability company (“1355 Holmes Borrower”), PLYMOUTH 189 SEEGERS LLC, a Delaware limited liability company (“189 Seegers Borrower”), PLYMOUTH 11351 WEST 183RD LLC, a Delaware limited liability company (“11351 West 183rd Borrower”), PLYMOUTH 3500 SOUTHWEST LLC, a Delaware limited liability company (“3500 Southwest Borrower”), PLYMOUTH 32 DART LLC, a Delaware limited liability company (“32 Dart Borrower”), PLYMOUTH 210 AMERICAN LLC, a Delaware limited liability company (“210 American Borrower”), PLYMOUTH 2401 COMMERCE LLC, a Delaware limited liability company (“2401 Commerce Borrower”), PLYMOUTH 56 MILLIKEN LLC, a Delaware limited liability company (“56 Milliken Borrower”), PLYMOUTH 1755 ENTERPRISE LLC, a Delaware limited liability company (“1755 Enterprise Borrower”), PLYMOUTH 4 EAST STOW LLC, a Delaware limited liability company (“4 East Stow Borrower”), PLYMOUTH 4115 THUNDERBIRD LLC, a Delaware limited liability company (“4115 Thunderbird Borrower”), PLYMOUTH 7585 EMPIRE LLC, a Delaware limited liability company (“7585 Empire Borrower”), and PLYMOUTH MOSTELLER LLC, a Delaware limited liability company (“11540 Mosteller Borrower”; and together with 8273 Green Meadows Borrower, 8288 Green Meadows Borrower, 7001 Americana Borrower, 3100 Creekside Borrower, Shelby Borrower, 3940 Stern Borrower, 1875 Holmes Borrower, 1355 Holmes Borrower, 189 Seegers Borrower, 11351 West 183rd Borrower, 3500 Southwest Borrower, 32 Dart Borrower, 210 American Borrower, 2401 Commerce Borrower, 56 Milliken Borrower, 1755 Enterprise Borrower, 4 East Stow Borrower, 4115 Thunderbird Borrower, and 7585 Empire Borrower, collectively, “Borrowers”), and AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation (“AGLIC”), AMERICAN HOME ASSURANCE COMPANY, a New York corporation (“AHAC”), NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation (“NUFIC”), and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation (“USLIC”; and together with AGLIC, AHAC and NUFIC, individually or collectively as the case may be, and their successors and assigns, “Senior Lender”).
2.	Promissory Note (AGLIC), in the original principal amount of up to $66,240,000.00, made by Borrowers to the order of Senior Lender.
3.	Promissory Note (AHAC), in the original principal amount of up to $21,900,000.00, made by Borrowers to the order of Senior Lender.
4.	Promissory Note (NUFIC), in the original principal amount of up to $21,900,000.00, made by Borrowers to the order of Senior Lender.
5.	Promissory Note (USLIC), in the original principal amount of up to $9,960,000.00, made by Borrowers to the order of Senior Lender.
6.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 8273 Green Meadows Borrower for the benefit of Senior Lender (the “8273 Green Meadows Mortgage A-1”).

S3.1(a)-1

7.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 8273 Green Meadows Borrower for the benefit of Senior Lender (the “8273 Green Meadows Mortgage A-2”).
8.	Assignment of Leases and Rents (8273 Green Meadows), by 8273 Green Meadows Borrower for the benefit of Senior Lender.
9.	UCC-1 Financing Statement (County) in connection with the 8273 Green Meadows Mortgage A-1, naming 8273 Green Meadows Borrower as debtor and Senior Lender as secured party.
10.	UCC-1 Financing Statement (County) in connection with the 8273 Green Meadows Mortgage A-2, naming 8273 Green Meadows Borrower as debtor and Senior Lender as secured party.
11.	UCC-1 Financing Statement in connection with the 8273 Green Meadows Mortgage A-1, naming 8273 Green Meadows Borrower as debtor and Senior Lender as secured party.
12.	UCC-1 Financing Statement in connection with the 8273 Green Meadows Mortgage A-2, naming 8273 Green Meadows Borrower as debtor and Senior Lender as secured party.
13.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 8288 Green Meadows Borrower for the benefit of Senior Lender (the “8288 Green Meadows Mortgage A-1”).
14.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 8288 Green Meadows Borrower for the benefit of Senior (the “8288 Green Meadows Mortgage A-2”).
15.	Assignment of Leases and Rents (8288 Green Meadows), by 8288 Green Meadows Borrower for the benefit of Senior Lender.
16.	UCC-1 Financing Statement (County) in connection with the 8288 Green Meadows Mortgage A-1, naming 8288 Green Meadows Borrower as debtor and Senior Lender as secured party.
17.	UCC-1 Financing Statement (County) in connection with the 8288 Green Meadows Mortgage A-2, naming 8288 Green Meadows Borrower as debtor and Senior Lender as secured party.
18.	UCC-1 Financing Statement in connection with the 8288 Green Meadows Mortgage A-1, naming 8288 Green Meadows Borrower as debtor and Senior Lender as secured party.
19.	UCC-1 Financing Statement in connection with the 8288 Green Meadows Mortgage A-2, naming 8288 Green Meadows Borrower as debtor and Senior Lender as secured party.
20.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 7001 Americana Borrower for the benefit of Senior Lender (the “7001 Americana Mortgage A-1”).
21.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 7001 Americana Borrower for the benefit of Senior Lender (the “7001 Americana Mortgage A-2”).
22.	Assignment of Leases and Rents (7001 Americana), by 7001 Americana Borrower for the benefit of Senior Lender.
23.	UCC-1 Financing Statement (County) in connection with the 7001 Americana Mortgage A-1, naming 7001 Americana Borrower as debtor and Senior Lender as secured party.

S3.1(a)-2

24.	UCC-1 Financing Statement (County) in connection with the 7001 Americana Mortgage A-2, naming 7001 Americana Borrower as debtor and Senior Lender as secured party.
25.	UCC-1 Financing Statement in connection with the 7001 Americana Mortgage A-1, naming 7001 Americana Borrower as debtor and Senior Lender as secured party.
26.	UCC-1 Financing Statement in connection with the 7001 Americana Mortgage A-2, naming 7001 Americana Borrower as debtor and Senior Lender as secured party.
27.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 3100 Creekside Borrower for the benefit of Senior Lender (the “3100 Creekside Mortgage A-1”).
28.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 3100 Creekside Borrower for the benefit of Senior Lender (the “3100 Creekside Mortgage A-2”).
29.	Assignment of Leases and Rents (3100 Creekside), by 3100 Creekside Borrower for the benefit of Senior Lender.
30.	UCC-1 Financing Statement (County) in connection with the 3100 Creekside Mortgage A-1, naming 3100 Creekside Borrower as debtor and Senior Lender as secured party.
31.	UCC-1 Financing Statement (County) in connection with the 3100 Creekside Mortgage A-2, naming 3100 Creekside Borrower as debtor and Senior Lender as secured party.
32.	UCC-1 Financing Statement in connection with the 3100 Creekside Mortgage A-1, naming 3100 Creekside Borrower as debtor and Senior Lender as secured party.
33.	UCC-1 Financing Statement in connection with the 3100 Creekside Mortgage A-2, naming 3100 Creekside Borrower as debtor and Senior Lender as secured party.
34.	Deed of Trust (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by Shelby Borrower for the benefit of Senior Lender (the “Shelby Mortgage A-1”).
35.	Deed of Trust (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by Shelby Borrower for the benefit of Senior Lender (the “Shelby Mortgage A-2”).
36.	Assignment of Leases and Rents (Shelby), by Shelby Borrower for the benefit of Senior Lender.
37.	UCC-1 Financing Statement (County) in connection with the Shelby Mortgage A-1, naming Shelby Borrower as debtor and Senior Lender as secured party.
38.	UCC-1 Financing Statement (County) in connection with the Shelby Mortgage A-2, naming Shelby Borrower as debtor and Senior Lender as secured party.
39.	UCC-1 Financing Statement in connection with the Shelby Mortgage A-1, naming Shelby Borrower as debtor and Senior Lender as secured party.
40.	UCC-1 Financing Statement in connection with the Shelby Mortgage A-2, naming Shelby Borrower as debtor and Senior Lender as secured party.
41.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 3940 Stern Borrower for the benefit of Senior Lender (the “3940 Stern Mortgage A-1”).

S3.1(a)-3

42.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 3940 Stern Borrower for the benefit of Senior Lender (the “3940 Stern Mortgage A-2”).
43.	Assignment of Leases and Rents (3940 Stern), by 3940 Stern Borrower for the benefit of Senior Lender.
44.	UCC-1 Financing Statement (County) in connection with the 3940 Stern Mortgage A-1, naming 3940 Stern Borrower as debtor and Senior Lender as secured party.
45.	UCC-1 Financing Statement (County) in connection with the 3940 Stern Mortgage A-2, naming 3940 Stern Borrower as debtor and Senior Lender as secured party.
46.	UCC-1 Financing Statement in connection with the 3940 Stern Mortgage A-1, naming 3940 Stern Borrower as debtor and Senior Lender as secured party.
47.	UCC-1 Financing Statement in connection with the 3940 Stern Mortgage A-2, naming 3940 Stern Borrower as debtor and Senior Lender as secured party.
48.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 1875 Holmes Borrower for the benefit of Senior Lender (the “1875 Holmes Mortgage A-1”).
49.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 1875 Holmes Borrower for the benefit of Senior Lender (the “1875 Holmes Mortgage A-2”).
50.	Assignment of Leases and Rents (1875 Holmes), by 1875 Holmes Borrower for the benefit of Senior Lender.
51.	UCC-1 Financing Statement (County) in connection with the 1875 Holmes Mortgage A-1, naming 1875 Holmes Borrower as debtor and Senior Lender as secured party.
52.	UCC-1 Financing Statement (County) in connection with the 1875 Holmes Mortgage A-2, naming 1875 Holmes Borrower as debtor and Senior Lender as secured party.
53.	UCC-1 Financing Statement in connection with the 1875 Holmes Mortgage A-1, naming 1875 Holmes Borrower as debtor and Senior Lender as secured party.
54.	UCC-1 Financing Statement in connection with the 1875 Holmes Mortgage A-2, naming 1875 Holmes Borrower as debtor and Senior Lender as secured party.
55.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 1355 Holmes Borrower for the benefit of Senior Lender (the “1355 Holmes Mortgage A-1”).
56.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 1355 Holmes Borrower for the benefit of Senior Lender (the “1355 Holmes Mortgage A-2”).
57.	Assignment of Leases and Rents (1355 Holmes Borrower), by 1355 Holmes Borrower for the benefit of Senior Lender.
58.	UCC-1 Financing Statement (County) in connection with the 1355 Holmes Mortgage A-1, naming 1355 Holmes Borrower as debtor and Senior Lender as secured party.
59.	UCC-1 Financing Statement (County) in connection with the 1355 Holmes Mortgage A-2, naming 1355 Holmes Borrower as debtor and Senior Lender as secured party.
60.	UCC-1 Financing Statement in connection with the 1355 Holmes Mortgage A-1, naming 1355 Holmes Borrower as debtor and Senior Lender as secured party.

S3.1(a)-4

61.	UCC-1 Financing Statement in connection with the 1355 Holmes Mortgage A-2, naming 1355 Holmes Borrower as debtor and Senior Lender as secured party.
62.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 189 Seegers Borrower for the benefit of Senior Lender (the “189 Seegers Mortgage A-1”).
63.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 189 Seegers Borrower for the benefit of Senior Lender (the “189 Seegers Mortgage A-2”).
64.	Assignment of Leases and Rents (189 Seegers), by 189 Seegers Borrower for the benefit of Senior Lender.
65.	UCC-1 Financing Statement (County) in connection with the 189 Seegers Mortgage A-1, naming 189 Seegers Borrower as debtor and Senior Lender as secured party.
66.	UCC-1 Financing Statement (County) in connection with the 189 Seegers Mortgage A-2, naming 189 Seegers Borrower as debtor and Senior Lender as secured party.
67.	UCC-1 Financing Statement in connection with the 189 Seegers Mortgage A-1, naming 189 Seegers Borrower as debtor and Senior Lender as secured party.
68.	UCC-1 Financing Statement in connection with the 189 Seegers Mortgage A-2, naming 189 Seegers Borrower as debtor and Senior Lender as secured party.
69.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 11351 West 183rd Borrower for the benefit of Senior Lender (the “11351 West 183rd Mortgage A-1”).
70.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 11351 West 183rd Borrower for the benefit of Senior Lender (the “11351 West 183rd Mortgage A-2”).
71.	Assignment of Leases and Rents (11351 West 183rd), by 11351 West 183rd Borrower for the benefit of Senior Lender.
72.	UCC-1 Financing Statement (County) in connection with the 11351 West 183rd Mortgage A-1, naming 11351 West 183rd Borrower as debtor and Senior Lender as secured party.
73.	UCC-1 Financing Statement (County) in connection with the 11351 West 183rd Mortgage A-2, naming 11351 West 183rd Borrower as debtor and Senior Lender as secured party.
74.	UCC-1 Financing Statement in connection with the 11351 West 183rd Mortgage A-1, naming 11351 West 183rd Borrower as debtor and Senior Lender as secured party.
75.	UCC-1 Financing Statement in connection with the 11351 West 183rd Mortgage A-2, naming 11351 West 183rd Borrower as debtor and Senior Lender as secured party.
76.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 3500 Southwest Borrower for the benefit of Senior Lender (the “3500 Southwest Mortgage A-1”).
77.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 3500 Southwest Borrower for the benefit of Senior Lender (the “3500 Southwest Mortgage A-2”).

S3.1(a)-5

78.	Assignment of Leases and Rents (3500 Southwest), by 3500 Southwest Borrower for the benefit of Senior Lender.
79.	UCC-1 Financing Statement (County) in connection with the 3500 Southwest Mortgage A-1, naming 3500 Southwest Borrower as debtor and Senior Lender as secured party.
80.	UCC-1 Financing Statement (County) in connection with the 3500 Southwest Mortgage A-2, naming 3500 Southwest Borrower as debtor and Senior Lender as secured party.
81.	UCC-1 Financing Statement in connection with the 3500 Southwest Mortgage A-1, naming 3500 Southwest Borrower as debtor and Senior Lender as secured party.
82.	UCC-1 Financing Statement in connection with the 3500 Southwest Mortgage A-2, naming 3500 Southwest Borrower as debtor and Senior Lender as secured party.
83.	Deed to Secure Debt (A-1), Security Agreement, and Assignment of Leases and Rents, by 32 Dart Borrower for the benefit of Senior Lender (the “32 Dart Mortgage A-1”).
84.	Deed to Secure Debt (A-2), Security Agreement, and Assignment of Leases and Rents, by 32 Dart Borrower for the benefit of Senior Lender (the “32 Dart Mortgage A-2”).
85.	Assignment of Leases and Rents (32 Dart Road), by 32 Dart Borrower for the benefit of Senior Lender.
86.	UCC-1 Financing Statement (County) in connection with the 32 Dart Mortgage A-1, naming 32 Dart Borrower as debtor and Senior Lender as secured party.
87.	UCC-1 Financing Statement (County) in connection with the 32 Dart Mortgage A-2, naming 32 Dart Borrower as debtor and Senior Lender as secured party.
88.	UCC-1 Financing Statement in connection with the 32 Dart Mortgage A-1, naming 32 Dart Borrower as debtor and Senior Lender as secured party.
89.	UCC-1 Financing Statement in connection with the 32 Dart Mortgage A-2, naming 32 Dart Borrower as debtor and Senior Lender as secured party.
90.	Deed of Trust (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 210 American Borrower for the benefit of Senior Lender (the “210 American Mortgage A-1”).
91.	Deed of Trust (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 210 American Borrower for the benefit of Senior Lender (the “210 American Mortgage A-2”).
92.	Assignment of Leases and Rents (210 American), by 210 American Borrower for the benefit of Senior Lender.
93.	UCC-1 Financing Statement (County) in connection with the 210 American Mortgage A-1, naming 210 American Borrower as debtor and Senior Lender as secured party.
94.	UCC-1 Financing Statement (County) in connection with the 210 American Mortgage A-2, naming 210 American Borrower as debtor and Senior Lender as secured party.
95.	UCC-1 Financing Statement in connection with the 210 American Mortgage A-1, naming 210 American Borrower as debtor and Senior Lender as secured party.

S3.1(a)-6

96.	UCC-1 Financing Statement in connection with the 210 American Mortgage A-2, naming 210 American Borrower as debtor and Senior Lender as secured party.
97.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 2401 Commerce Borrower for the benefit of Senior Lender (the “2401 Commerce Mortgage A-1”).
98.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 2401 Commerce Borrower for the benefit of Senior Lender (the “2401 Commerce Mortgage A-2”).
99.	Assignment of Leases and Rents (2401 Commerce), by 2401 Commerce Borrower for the benefit of Senior Lender.
100.	UCC-1 Financing Statement (County) in connection with the 2401 Commerce Mortgage A-1, naming 2401 Commerce Borrower as debtor and Senior Lender as secured party.
101.	UCC-1 Financing Statement (County) in connection with the 2401 Commerce Mortgage A-2, naming 2401 Commerce Borrower as debtor and Senior Lender as secured party.
102.	UCC-1 Financing Statement in connection with the 2401 Commerce Mortgage A-1, naming 2401 Commerce Borrower as debtor and Senior Lender as secured party.
103.	UCC-1 Financing Statement in connection with the 2401 Commerce Mortgage A-2, naming 2401 Commerce Borrower as debtor and Senior Lender as secured party.
104.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 56 Milliken Borrower for the benefit of Senior (the “56 Milliken Mortgage A-1”).
105.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 56 Milliken Borrower for the benefit of Senior Lender (the “56 Milliken Mortgage A-2”).
106.	Assignment of Leases and Rents (56 Milliken), by 56 Milliken Borrower for the benefit of Senior Lender.
107.	UCC-1 Financing Statement in connection with the 56 Milliken Mortgage A-1, naming 56 Milliken Borrower as debtor and Senior Lender as secured party.
108.	UCC-1 Financing Statement in connection with the 56 Milliken Mortgage A-2, naming 56 Milliken Borrower as debtor and Senior Lender as secured party.
109.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 1755 Enterprise Borrower for the benefit of Senior Lender (the “1755 Enterprise Mortgage A-1”).
110.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 1755 Enterprise Borrower for the benefit of Senior Lender (the “1755 Enterprise Mortgage A-2”).
111.	Assignment of Leases and Rents (1755 Enterprise), by 1755 Enterprise Borrower for the benefit of Senior Lender.
112.	UCC-1 Financing Statement (County) in connection with the 1755 Enterprise Mortgage A-1, naming 1755 Enterprise Borrower as debtor and Senior Lender as secured party.

S3.1(a)-7

113.	UCC-1 Financing Statement (County) in connection with the 1755 Enterprise Mortgage A-2, naming 1755 Enterprise Borrower as debtor and Senior Lender as secured party.
114.	UCC-1 Financing Statement in connection with the 1755 Enterprise Mortgage A-1, naming 1755 Enterprise Borrower as debtor and Senior Lender as secured party.
115.	UCC-1 Financing Statement in connection with the 1755 Enterprise Mortgage A-2, naming 1755 Enterprise Borrower as debtor and Senior Lender as secured party.
116.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 4 East Stow Borrower for the benefit of Senior Lender (the “4 East Stow Mortgage A-1”).
117.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 4 East Stow Borrower for the benefit of Senior Lender (the “4 East Stow Mortgage A-2”).
118.	Assignment of Leases and Rents (4 East Stow), by 4 East Stow Borrower for the benefit of Senior Lender.
119.	UCC-1 Financing Statement (County) in connection with the 4 East Stow Mortgage A-1, naming 4 East Stow Borrower as debtor and Senior Lender as secured party.
120.	UCC-1 Financing Statement (County) in connection with the 4 East Stow Mortgage A-2, naming 4 East Stow Borrower as debtor and Senior Lender as secured party.
121.	UCC-1 Financing Statement in connection with the 4 East Stow Mortgage A-1, naming 4 East Stow Borrower as debtor and Senior Lender as secured party.
122.	UCC-1 Financing Statement in connection with the 4 East Stow Mortgage A-2, naming 4 East Stow Borrower as debtor and Senior Lender as secured party.
123.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 4115 Thunderbird Borrower for the benefit of Senior Lender (the “4115 Thunderbird Mortgage A-1”).
124.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 4115 Thunderbird Borrower for the benefit of Senior Lender (the “4115 Thunderbird Mortgage A-2”).
125.	Assignment of Leases and Rents (4115 Thunderbird), by 4115 Thunderbird Borrower for the benefit of Senior Lender.
126.	UCC-1 Financing Statement (County) in connection with the 4115 Thunderbird Mortgage A-1, naming 4115 Thunderbird Borrower as debtor and Senior Lender as secured party.
127.	UCC-1 Financing Statement (County) in connection with the 4115 Thunderbird Mortgage A-2, naming 4115 Thunderbird Borrower as debtor and Senior Lender as secured party.
128.	UCC-1 Financing Statement in connection with the 4115 Thunderbird Mortgage A-1, naming 4115 Thunderbird Borrower as debtor and Senior Lender as secured party.
129.	UCC-1 Financing Statement to be filed with DE Filing Office in connection with the 4115 Thunderbird Mortgage A-2, naming 4115 Thunderbird Borrower as debtor and Senior Lender as secured party.
130.	Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 7585 Empire Borrower for the benefit of Senior Lender (the “7585 Empire Mortgage A-1”).

S3.1(a)-8

131.	Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 7585 Empire Borrower for the benefit of Senior Lender (the “7585 Empire Mortgage A-2”).
132.	Assignment of Leases and Rents (7585 Empire), by 7585 Empire Borrower for the benefit of Senior Lender.
133.	UCC-1 Financing Statement (County) in connection with the 7585 Empire Mortgage A-1, naming 7585 Empire Borrower as debtor and Senior Lender as secured party.
134.	UCC-1 Financing Statement (County) in connection with the 7585 Empire Mortgage A-2, naming 7585 Empire Borrower as debtor and Senior Lender as secured party.
135.	UCC-1 Financing Statement in connection with the 7585 Empire Mortgage A-1, naming 7585 Empire Borrower as debtor and Senior Lender as secured party.
136.	UCC-1 Financing Statement in connection with the 7585 Empire Mortgage A-2, naming 7585 Empire Borrower as debtor and Senior Lender as secured party.
137.	Guaranty Agreement, made by PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (“Plymouth REIT”), PLYMOUTH INDUSTRIAL OP, LP, a Delaware limited partnership (“Plymouth OP”), Pendleton P. White, Jr., an individual, and Jeffrey E. Witherell, an individual, in favor of Senior Lender.
138.	Guaranty Agreement (Wright), made by Daniel C. Wright in favor of Senior Lender.
139.	Guaranty Agreement, made by DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company (“Supplemental Guarantor”) in favor of Senior Lender.
140.	Environmental Indemnity Agreement, made by Borrowers, Plymouth REIT and Plymouth OP in favor of Senior Lender.
141.	Environmental Indemnity Agreement, made by Supplemental Guarantor in favor of Senior Lender.
142.	Certificate Concerning Governing Documents, made by Borrowers and Plymouth REIT for the benefit of Senior Lender.
143.	Certificate Concerning Governing Documents (Torchlight), made by TORCHLIGHT HOLDINGS, LLC, a Delaware limited liability company, for the benefit of Senior Lender.
144.	Certificate Concerning Leases and Financial Condition (8273 Green Meadows), made by 8273 Green Meadows Borrower and Plymouth REIT for the benefit of Senior Lender.
145.	Certificate Concerning Leases and Financial Condition (8288 Green Meadows), made by 8288 Green Meadows Borrower and Plymouth REIT for the benefit of Senior Lender.
146.	Certificate Concerning Leases and Financial Condition (7001 Americana), made by 7001 Americana Borrower and Plymouth REIT for the benefit of Senior Lender.
147.	Certificate Concerning Leases and Financial Condition (3100 Creekside), made by 3100 Creekside Borrower and Plymouth REIT for the benefit of Senior Lender.
148.	Certificate Concerning Leases and Financial Condition (Shelby), made by Shelby Borrower and Plymouth REIT for the benefit of Senior Lender.
149.	Certificate Concerning Leases and Financial Condition (3940 Stern), made by 3940 Stern Borrower and Plymouth REIT for the benefit of Senior Lender.

S3.1(a)-9

150.	Certificate Concerning Leases and Financial Condition (1875 Holmes), made by 1875 Holmes Borrower and Plymouth REIT for the benefit of Senior Lender.
151.	Certificate Concerning Leases and Financial Condition (1355 Holmes), made by 1355 Holmes Borrower and Plymouth REIT for the benefit of Senior Lender.
152.	Certificate Concerning Leases and Financial Condition (189 Seegers), made by 189 Seegers Borrower and Plymouth REIT for the benefit of Senior Lender.
153.	Certificate Concerning Leases and Financial Condition (11351 West 183rd), made by 11351 West 183rd Borrower and Plymouth REIT for the benefit of Senior Lender.
154.	Certificate Concerning Leases and Financial Condition (3500 Southwest), made by 3500 Southwest Borrower and Plymouth REIT for the benefit of Senior Lender.
155.	Certificate Concerning Leases and Financial Condition (32 Dart), made by 32 Dart Borrower and Plymouth REIT for the benefit of Senior Lender.
156.	Certificate Concerning Leases and Financial Condition (210 American), made by 210 American Borrower and Plymouth REIT for the benefit of Senior Lender.
157.	Certificate Concerning Leases and Financial Condition (2401 Commerce), made by 2401 Commerce Borrower and Plymouth REIT for the benefit of Senior Lender.
158.	Certificate Concerning Leases and Financial Condition (56 Milliken), made by 56 Milliken Borrower and Plymouth REIT for the benefit of Senior Lender.
159.	Certificate Concerning Leases and Financial Condition (1755 Enterprise), made by 1755 Enterprise Borrower and Plymouth REIT for the benefit of Senior Lender.
160.	Certificate Concerning Leases and Financial Condition (4 East Stow), made by 4 East Stow Borrower and Plymouth REIT for the benefit of Senior Lender.
161.	Certificate Concerning Leases and Financial Condition (4115 Thunderbird), made by 4115 Thunderbird Borrower and Plymouth REIT for the benefit of Senior Lender.
162.	Certificate Concerning Leases and Financial Condition (7585 Empire), made by 7585 Empire Borrower and Plymouth REIT for the benefit of Senior Lender.
163.	Agreement Concerning Insurance Requirements, made by Borrowers for the benefit of Senior Lender.
164.	Subordination of Management Agreement (8273 Green Meadows), made by 8273 Green Meadows Borrower and Cassidy Turley Commercial Real Estate Services, Inc. (“Cassidy Turley”) for the benefit of Senior Lender.
165.	Subordination of Management Agreement (8288 Green Meadows), made by 8288 Green Meadows Borrower and Cassidy Turley for the benefit of Senior Lender.
166.	Subordination of Management Agreement (7001 Americana), made by 7001 Americana Borrower and Cassidy Turley for the benefit of Senior Lender.
167.	Subordination of Management Agreement (3100 Creekside), made by 3100 Creekside Borrower and Cassidy Turley for the benefit of Senior Lender.

S3.1(a)-10

168.	Subordination of Management Agreement (Shelby), made by Shelby Borrower and McKee and McFarland, Inc. for the benefit of Senior Lender.
169.	Subordination of Management Agreement (3940 Stern), made by 3940 Stern Borrower and Metro Chicago Management, LLC, d/b/a Cawley Chicago Management, LLC (“Crawley”) for the benefit of Senior Lender.
170.	Subordination of Management Agreement (1875 Holmes), made by 1875 Holmes Borrower and Crawley for the benefit of Senior Lender.
171.	Subordination of Management Agreement (1355 Holmes), made by 1355 Holmes Borrower and Crawley for the benefit of Senior Lender.
172.	Subordination of Management Agreement (189 Seegers), made by 189 Seegers Borrower and Crawley for the benefit of Senior Lender.
173.	Subordination of Management Agreement (11351 West 183rd), made by 11351 West 183rd Borrower and Crawley for the benefit of Senior Lender.
174.	Subordination of Management Agreement (3500 Southwest), made by 3500 Southwest Borrower and Cassidy Turley for the benefit of Senior Lender.
175.	Subordination of Management Agreement (32 Dart), made by 32 Dart Borrower and HSA Commercial Inc. for the benefit of Senior Lender.
176.	Subordination of Management Agreement (2401 Commerce), made by 2401 Commerce Borrower and Crawley for the benefit of Senior Lender.
177.	Subordination of Management Agreement (56 Milliken), made by 56 Milliken Borrower and Boulos Property Management d/b/a CBRE Boulos Asset Management for the benefit of Senior Lender.
178.	Subordination of Management Agreement (1755 Holmes), made by 1755 Holmes Borrower and G&E Real Estate Management Services, Inc., d/b/A Newmark Grubb Knight Frank Management for the benefit of Senior Lender.
179.	Subordination of Management Agreement (4 East Stow), made by 4 East Stow Borrower and Growth Capital Management, Ltd. for the benefit of Senior Lender.
180.	Subordination of Management Agreement (4115 Thunderbird), made by 4115 Thunderbird Borrower and Cassidy Turley for the benefit of Senior Lender.
181.	Subordination of Management Agreement (7585 Empire), made by 7585 Empire Borrower and Cassidy Turley for the benefit of Senior Lender.
182.	Subordination of Leasing Agreement, made by 3940 Stern Borrower and Cawley Chicago Commercial Real Estate for the benefit of Senior Lender.
183.	Subordination of Asset Management Agreement, made by Plymouth REIT, as manager, and Borrowers for the benefit of Senior Lender.
184.	Cash Collateral Agreement, made by Borrowers and Senior Lender, and acknowledged by BERKADIA COMMERCIAL MORTGAGE LLC (the “Servicer”).
185.	Reserve Agreement (TI/LC), made by Borrowers and Senior Lender and acknowledges by Servicer.

S3.1(a)-11

186.	Reserve Agreement (Immediate Repairs), made by Borrowers and Senior Lender and acknowledges by Servicer.
187.	Contribution Agreement, made by Borrowers for the benefit of Senior Lender.
188.	Partial Release Agreement, made by Borrowers for the benefit of Senior Lender.
189.	Post-Closing Agreement, made by and between Borrowers and Senior Lender.
190.	Future Advance Agreement and Agreement to Add Property, made by and among Borrowers and Senior Lender.

(The following documents numbered 193 to 201 shall be, and shall be deemed to be, “Senior Loan Documents” only from and after the occurrence of the funding of the Future Advance (as defined in the Senior Loan Agreement).)

191.	Open-End Mortgage (A-1), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 11540 Mosteller Borrower for the benefit of Senior Lender to be recorded in the Hamilton County Recording Office (the “11540 Mosteller Mortgage A-1”).
192.	Open-End Mortgage (A-2), Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, by 11540 Mosteller Borrower for the benefit of Senior Lender to be recorded in the Hamilton County Recording Office (the “11540 Mosteller Mortgage A-2”).
193.	Assignment of Leases and Rents (Mosteller), by 11540 Mosteller Borrower for the benefit of Senior Lender to be recorded in the Hamilton County Recording Office.
194.	UCC-1 Financing Statement (County) to be recorded with the Hamilton County Recording Office in connection with the 11540 Mosteller Mortgage A-1, naming 11540 Mosteller Borrower as debtor and Senior Lender as secured party.
195.	UCC-1 Financing Statement (County) to be recorded with the Hamilton County Recording Office in connection with the 11540 Mosteller Mortgage A-2, naming 11540 Mosteller Borrower as debtor and Senior Lender as secured party.
196.	UCC-1 Financing Statement to be filed with the DE Filing Office in connection with the 11540 Mosteller Mortgage A-1, naming 11540 Mosteller Borrower as debtor and Senior Lender as secured party.
197.	UCC-1 Financing Statement to be filed with the DE Filing Office in connection with the 11540 Mosteller Mortgage A-2, naming 11540 Mosteller Borrower as debtor and Senior Lender as secured party.
198.	Certificate Concerning Leases and Financial Condition (11540 Mosteller), made by 11540 Mosteller Borrower and Plymouth REIT for the benefit of Senior Lender.
199.	Subordination of Management Agreement (11540 Mosteller), made by 11540 Mosteller Borrower and Cassidy Turley for the benefit of Senior Lender.

S3.1(a)-12

Schedule 3.1(b)

Mezzanine Loan Documents

(All documents are dated as of October 17, 2016 unless stated otherwise.)

1.	Mezzanine Loan Agreement by and between the Company and Mezzanine Lender (the “Mezzanine Loan Agreement”);
2.	Promissory Note by the Company in favor of Mezzanine Lender (the “Mezzanine Note”);
3.	Pledge and Security Agreement by the Company in favor of Mezzanine Lender;
4.	Pledge and Security Agreement by the Sponsor Member in favor of Mezzanine Lender (the “Mezzanine Pledge Agreement”);
5.	Acknowledgment and Consent by the Fee Subsidiaries;
6.	Acknowledgment and Consent by the Company;
7.	Control Letter by the Fee Subsidiaries to the Mezzanine Lender and consented to by the Sponsor Member;
8.	Control Letter by the Company to the Mezzanine Lender and consented to by the Sponsor Member;
9.	Certificated Interests evidencing the Company’s ownership of 100% of the equity in Fee Subsidiaries;
10.	Certificated Interests evidencing Sponsor Member’s ownership of 0.5% of the equity in the Company;
11.	Transfer Powers by the Company in the Company’s ownership interest in the Mortgage Borrowers;
12.	Transfer Powers by the Sponsor Member in the Sponsor Member’s ownership interest in the Company;
13.	UCC-1 Financing Statement with respect to the pledge of the Company’s ownership of 100% of the equity in Fee Subsidiaries;
14.	UCC-1 Financing Statement with respect to the pledge of Sponsor Member’s ownership of 0.5% of the equity in the Company;
15.	Guaranty of Recourse Obligations by Plymouth Industrial REIT, Inc., a Maryland corporation, Plymouth Industrial OP, LP, a Delaware limited partnership, Jeffrey Witherell, an individual, and Pendleton White, an individual, in favor of Mezzanine Lender;
16.	Guaranty of Recourse Obligations by Daniel Wright, an individual, in favor of Mezzanine Lender;
17.	Environmental Indemnity Agreement by Plymouth Industrial REIT, Inc., a Maryland corporation, and Plymouth Industrial OP, LP, in favor of Mezzanine Lender;
18.	Consent and Subordination of Asset Manager by the Company and the Mezzanine Lender and consented to by Plymouth Industrial REIT, Inc., a Maryland corporation;
19.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender and consented to by G&E Real Estate Management Services, Inc., a Delaware corporation;
20.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender and consented to by Metro Chicago Management d/b/a Cawley Chicago Management, LLC, an Illinois limited liability company;
21.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender and consented to by Cushman & Wakefield U.S., Inc. f/k/a Cassidy Turley Commercial Real Estate Services, Inc. d/b/a/ Cushman Wakefield, a Missouri corporation;
22.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender and consented to by McKee and McFarland, Inc., a Tennessee corporation;
23.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender consented to by HSA Commercial Inc., an Illinois corporation;
24.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender consented to by Boulos Property Management d/b/a CBRE – Boulos Asset Management, a Maine corporation;
25.	Consent and Subordination of Property Manager by the Company and Mezzanine Lender and consented to by Growth Capital Management, Ltd., a New Jersey partnership;
26.	Consent and Subordination of Leasing Agent by the Company and Mezzanine Lender and consented to by Cawley Chicago Commercial Real Estate;
27.	Assignment of Contracts, Licenses, Permits, Warranties and General Intangibles by the Company in favor of Mezzanine Lender;
28.	TL Participation Agreement by and between the Mezzanine Lender, the Company and Sponsor Member;
29.	Form Amended and Restated Limited Liability Company Agreement of the Company (Exhibit A to the TL Participation Agreement);

S3.1(b)-1

30.	Mezzanine Borrower Certificate by the Company;
31.	Guarantor’s Financial Certificate by Plymouth Industrial REIT, Inc., a Maryland corporation, Plymouth Industrial OP, LP, a Delaware limited partnership, Jeffrey Witherell, an individual, Pendleton White, an individual, and Daniel Wright, an individual;
32.	Settlement Statement;
33.	Authorization to Disburse Loan Proceeds by the Company; and
34.	Post-Closing Obligations Letter by the Company to Mezzanine Lender.

S3.1(b)-2

SCHEDULE 6.1

Exceptions to Representations by Sponsor Member and Sponsor Principals

None

S6.1-1

SCHEDULE 6.1(a)(2)

Detailed Description or Chart Showing Direct and Indirect Ownership

of Sponsor Member & Constituent Members, Partners and Shareholders

S6.1(a)(2)-1

SCHEDULE 6.7

Exceptions to Noncompetition Provision

None

S6.7-1